As filed with the U.S. Securities and Exchange Commission on December 29, 2025

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WHITE KNIGHTS ALLIANCE CAPITAL CORP.

(Exact name of Registrant as specified in its charter)

Cayman Islands	7370	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

GF08, Ground Floor,
IOI Business Park,
Persiaran Puchong Jaya Selatan,
Bandar Puchong Jaya,
47170 Puchong, Selangor, Malaysia
+6010-200 1047

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global

122 E. 42nd Steet

New York, NY 10168

Tel: +1 (212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John O’Leary, Esq.

Patrizio & O’Leary LLP

300 Carnegie Center, Suite 150

Princeton, NJ 08540

1-609-786-2525

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, Dated , 2025

WHITE KNIGHT ALLIANCE CAPITAL CORP.

Up to 2,000,000 Class A Ordinary Shares

This is the initial public offering, or the “offering,” of up to 2,000,000 Class A Shares, par value US $0.0001 per share (each, an “Ordinary Share”, collectively, “Ordinary Shares”) of White Knights Alliance Capital Corp., a Cayman Island exempted company with limited liability.

White Knights Alliance Capital Corp. (“White Knights,” “Company,” “we,” or “our”) is offering up to 2,000,000 Ordinary Shares in a self-underwritten offering, on the best-efforts basis, meaning that no aggregate minimum offering amount is required to be raised by us in this offering. As such, the actual public offering amount and proceeds to us, if any, are not presently determinable and net proceeds may be substantially less than the total maximum offering set forth above. The Ordinary Shares will be offered at the fixed price of $4.00 per share.

Currently, there is no public market for our common stock. We intend to apply to list our common stock on the Nasdaq Capital Market (“NASDAQ”). We cannot guarantee that our shares will be approved for listing on NASDAQ and if our shares are not approved for listing on NASDAQ, we will not consummate this offering.

This prospectus will permit our officers and directors to offer and sell on behalf of the Company the Ordinary Shares directly to the public, with no commission or other remuneration payable to them for any Ordinary Shares sold. In offering the Ordinary Shares on our behalf, our officers and directors will rely on the safe harbor from the broker-dealer registration set out in Rule 3a4- 1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We also reserve the right to engage placement agents as finders in connection with this offering.

Prior to this offering, there has been no public market for our securities. Our securities are not currently eligible for trading on any national securities exchange or any over-the-counter markets.

Currently, we have 30,000,000 Class A Shares, $0.0001 par value each, issued and outstanding. We also have of 30,000,000 Class B shares, $0.0001 par value each, issued and outstanding. We also have 50,000 Preference A shares, $0.0001 par value each, issued and outstanding.

As of the date of this prospectus, our chief executive officer, Ting Teck Sheng, owns 30,000,000 Ordinary Shares, which represents 100% of our issued and outstanding Ordinary Shares, 30,000,000 Class B shares, which represents 100% of our Class B Shares, issued and outstanding, and 50,000 of our Preference A shares, which represents 100% of our Preference A shares, issued and outstanding. Therefore, Mr. Ting’s controls 100% of the voting power as our sole shareholder. As such, Mr. Ting has the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

If the Company sells all of the shares being offered, pursuant to the offering by the Company herein, then he will control approximately 98.29% of the voting power of the Company, which still constitutes controlling interest of the Company. Accordingly, we are a “controlled company” under NASDAQ corporate governance rules and are eligible for certain exemptions from these rules, though we do not intend to rely on any such exemptions.  See “Risk Factors – We will be a ‘controlled company’ within the meaning of the listing rules of NASDAQ and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies” on page 19 for more information.

We may amend this prospectus from time to time by filing amendments as required. You should read the entire prospectus and any amendments carefully before you make your investment decision.

We are a development stage company that just started its business operations. The Company is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2021 (“JOBS Act”). As such, in this prospectus, we have taken advantage of certain reduced public company reporting requirements that apply to emerging growth companies regarding selected financial data and executive compensation arrangements.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” to read about factors you should consider before buying our Ordinary Shares.

As used in this prospectus, terms such as “the Company,” “we,” “us,” “our company,” or “our” refer to White Knights, unless the context suggests otherwise.

The date of this prospectus is ________, 2025

i

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission (the “SEC”). We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares. Our business, financial condition, operating results, and prospects may have changed since that date. For investors outside of the United States, we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares by the registered shareholders and the distribution of this prospectus outside of the United States.

The Company is incorporated under the laws of the Cayman Islands as an exempted company with limited liability and all of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Exchange Act.

Conventions that Apply to this Prospectus

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”) We present our consolidated financial statements in U.S. dollars.

Our fiscal year ends on September 30 of each year. Some amounts in this prospectus may not total due to rounding. All percentages have been calculated using unrounded amounts.

ii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our Ordinary Shares. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, in each case included in this prospectus. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision.

Overview

White Knights Alliance Capital Corp. is a newly formed holding company incorporated in the Cayman Islands as an exempted company with limited liability under the name W Straits Group Limited on April 11, 2025. On July 9, 2025, the Company changed its name to White Knights Alliance Capital Corp.

We plan to develop a proprietary e-wallet and digital payment platform which forms the foundation of its long-term vision to create an integrated financial ecosystem spanning payments, lending, compliance technology, and digital identity. In addition, the Company intends to consolidate, joint venture, invest in, and scale high-growth fintech and digital infrastructure ventures.

Our Mission

To become a global leader in digital financial ecosystems by consolidating innovative fintech platforms under a transparent, technology-driven holding structure.

-	To drive growth through technology-led mergers, acquisitions, and strategic partnerships.

-	To develop scalable and regulatory-compliant fintech assets that enhance financial inclusion.

-	To deliver sustainable value to shareholders and investors through disciplined governance and transparent operations.

Growth Strategy

The Company is collaborating with three strategic technology partners that complement its fintech and digital ecosystem ambitions: RR Pay Sdn Bhd, Mantasoft Sdn Bhd, Bee Technology (HK) Limited and Hong Kong ZhongZheng Technology Co., Limited (Z Tech’s ejhcard platform). These partnerships strengthen White Knights’ technological depth, market access, and integration capabilities across digital finance, smart infrastructure, and enterprise management. The Company presently has executed letters of intent with these respective companies.

Our Offering

We have authorized share capital consisting of 245,000,000 Class A Shares, $0.0001 par value per share (“Ordinary Shares”), of 245,000,000 Class B Shares , $0.0001 par value per share, of 5,000,000 Preference A Shares, $0.0001 par value per share and 5,000,000 Preference B Shares, $0.0001 par value per share.

Currently, we have 30,000,000 Ordinary Shares, 30,000,000 Class B shares, and 50,000 Class A Preference shares, issued and outstanding. The price at which we, the Company, offer these Class A shares is at a fixed price of $4.00 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock.

As of the date of this prospectus, our chief executive officer, Ting Teck Sheng, owns 30,000,000 Ordinary Shares, 30,000,000 Class B shares, and 50,000 Class A Preference shares, which represents 100% of our outstanding share capital, issued and outstanding. Therefore, Mr. Ting controls 100% of the voting power of our shareholders. As such, Mr. Ting has the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

If Mr. Ting sells all of the shares being offered, pursuant to the offering by the Company herein, then he will control approximately 98.29% of the voting power of the Company, which still constitutes controlling interest of the Company.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account, or a designated account to be used as escrow; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

No arrangement has been made for escrow currently, and we are not aware, at this time, of any potential impact this may have on investors. If we are to utilize the services of an escrow agent, it is our intent to have arrangements with an escrow agent established before commencing this offering. As indicated throughout, however, we may not utilize the services of an escrow agent.

If the Company does not generate substantial revenues or fails to raise sufficient capital in this offering, it will have to explore other financing activities to provide it with the liquidity and capital resources it needs to meet its working capital requirements and to make capital investments in connection with ongoing operations. Management anticipates that the Company will be dependent in the near future on additional investment capital to fund operating expenses. Management estimates the funding need for continued operations to be $ [ ] and an addition of $[ ]  to implement the Company’s plan of operation for the next 12 months. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. Since the Company cannot give assurance that it will be able to secure the necessary capital when needed, there is a substantial doubt that the Company will be able to continue operations as a going concern following the issuance of these financial statements. The financial statements do not include any adjustments that might result from its inability to consummate the Proposed Public Offering or its inability to continue as a going concern.

Risk Factors Summary

Risks Related to Our Business

●	We are a newly formed company with no operating history that has just started its business operations and has generated minimum revenue. We have limited development activities that we completed since inception. An investment in our securities is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan.

●	If our business plan is not successful, we may not be able to continue operations as a going concern and our shareholders may lose their entire investment in us.

●	If the company does not obtain substantial additional financing, including the financing sought in this offering, its ability to execute on its business plan as outlined in this prospectus will be impaired.

●	Our failure to develop our franchise development business may limit our potential revenues and decrease the value of your Ordinary Shares.

●	The Company’s business growth and results of operations may be affected by changes in global and regional macroeconomic conditions.

●	A sustained outbreak of the COVID-19 virus could have a material adverse impact on our business, operating results and financial condition.

●	Despite our marketing and other efforts, we may fail to acquire new customers, which could have a material adverse effect on our business, financial condition, and results of operations.

Risks Relating to Our Management

●	We have one sole officer and director who is currently allocating a portion of his time to other companies, which creates potential conflict of interest with our business and reduces allocation of their time to managing the Company’s business operations.

●	The loss of the services of our officer or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our products and services.

●	If we are unable to hire, retain or motivate our employee, we may not be able to grow effectively.

●	Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

●	Our lack of an independent audit committee and audit committee financial expert at this time may hinder our Board of Directors’ effectiveness in monitoring the Company’s compliance with its disclosure and accounting obligations. Until we establish such a committee, we will be unable to obtain a listing on a national securities exchange.

●	Our Board of Directors acts as our compensation committee, which presents the risk that compensation and benefits paid to those executive officers who are board members and other officers may not be commensurate with our financial performance.

●	Limitations on director and officer liability and indemnification of our Company’s officers and directors by us may discourage shareholders from bringing a lawsuit against an officer or director.

●	Our management has no experience in managing an SEC reporting public company.

●	We currently do not have insurance coverage covering all risks related to our business and operations.

Risks Related to This Offering and the Ordinary Shares

●	Our failure to raise sufficient capital in this offering may cause our shareholders to lose their entire investment in us.

●	There is no current trading market for our Ordinary Shares and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

●	The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to you.

●	“Penny Stock” rules may make buying or selling our Ordinary Shares difficult.

●	FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our Ordinary Shares.

●	We are an “emerging growth company” under the JOBS Act of 2012 and a “smaller reporting company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies and smaller reporting companies, our Ordinary Shares may be less attractive to investors.

●	Our chief executive officer and director currently holds a sufficient total outstanding voting power of our outstanding Ordinary Shares that will enable him to control the outcome of matters over our business, including significant corporate actions submitted to shareholders for approval, such as mergers, consolidations, election of directors, and take actions that may not be in the best interest of the Company or other shareholders, including investors purchasing Ordinary Shares in this offering.

●	we have security laws exposure.

●	Because we do not intend to pay any cash dividends on our Ordinary Shares, our shareholders will not be able to receive a return on their shares unless they sell them.

●	We may, in the future, issue additional shares of Ordinary Shares, which would reduce investors percent of ownership and may dilute our share value.

●	Investors may have difficulty enforcing judgments against us, our directors and management.

●	As the rights of a shareholder under the laws of the Cayman Islands differ from those under U.S. law, you may have fewer protections than you would as a shareholder of a U.S. corporation.

●	Our chief executive officer and director has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our shares of Ordinary Shares.

●

We are selling shares offered in this prospectus without an underwriter and may not be able to sell any of the shares offered herein.

We may not be able to satisfy listing requirements of NASDAQ or obtain or maintain a listing of our common stock on NASDAQ.

Corporate History

White Knights Alliance Capital Corp. is a newly formed holding company incorporated in the Cayman Islands as an exempted company with limited liability under the name W Straits Group Limited on April 11, 2025. On July 9, 2025, the Company changed its name to White Knights Alliance Capital Corp.

Our principal executive offices are located at GF08, Ground Floor, IOI Business Park, Persiaran Puchong Jaya Selatan, Bandar Puchong Jaya, 47170 Puchong, Selangor, Malaysia, and our telephone number is +6010-200 1047. Our registered office in the Cayman Islands is located at CO Services Cayman Limited, P.O. Box 10008, Pavilion East, Cricket Square Grand Cayman, KY1-1001, Cayman Islands. Our agent for service of process in the United States is Cogency Global.

Implications of Being an “Emerging Growth Company”

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than US$1.235 billion in annual revenue, have more than US$700 million in market value of our Class A ordinary shares held by non-affiliates, or issue more than US$1.0 billion in principal amount of non-convertible debt over a three-year period.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer.” Accordingly, upon consummation of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

Implications of Being a Controlled Company

Upon the completion of this offering, Ting Teck Sheng, our sole officer and director, will beneficially own 93.75% of our issued and outstanding Class A Ordinary Shares and will collectively be able to exercise 98.29% of the total voting power of our issued and outstanding share capital immediately following the completion of this offering. As a result, we will be a “controlled company” as defined under the Nasdaq rules because Mr. Ting will hold more than 50% of the voting power for the election of directors. As a “controlled company,” we will be permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

NASDAQ Listing

We intend to list our common stock on NASDAQ. There is no assurance that our listing application will be approved by NASDAQ. The approval of our listing on NASDAQ is a condition to closing. If our application to NASDAQ is not approved or we otherwise determine that we will not be able to secure the listing of our common stock on NASDAQ, we will not complete the offering.

Enforceability of Civil Liabilities

We are incorporated under the laws of the Cayman Islands as an exempted company limited by shares. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue in the Federal courts of the United States.

A majority of our assets are located in Malaysia. In addition, our sole officer and director is a national and resident of Malaysia and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. We have appointed Cogency Global, located at 122 E. 42nd Street, New York, NY, as our agent to receive service of process with respect to any action brought against us under the securities laws of the United States.

Carey Olsen, our counsel with respect to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by our Cayman counsel that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments with the United States), the courts of the Cayman Islands may recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a liquidated sum of money is payable (other than a sum of money payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty) and may give a judgment based thereon, provided that such judgment (a) is given by a competent foreign court with jurisdiction to give the judgment, (b) imposes a specific positive obligation on the judgment debtor (such as an obligation to pay a liquidated sum or perform a specified obligation), (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty;, (e) has not been obtained by fraud;, and (f) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature . Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

The Offering

Ordinary Shares Offered:	Up to 2,000,000 Class A Shares (the “Ordinary Shares”). The Ordinary Shares are being offered directly by the Company on a best effort basis. We are not required to sell any Ordinary Shares in this offering.

IPO price:	The IPO price will be $4.00 per Ordinary Share.

Ordinary Shares Issued and Outstanding After Completion of this Offering:	As of the date of this prospectus, there are 30,000,000 Ordinary Shares issued and outstanding. In the event all of the 2,000,000 shares being registered in this offering are sold, we will have 32,000,000 Ordinary Shares issued and outstanding.

Voting Rights	Ordinary Shares are entitled to two (2) votes per share

Method of Offering:	This offering is being conducted on a “best efforts no minimum” basis, meaning that no aggregate minimum offering amount is required to be raised by us in this offering. As such, the actual public offering amount and proceeds to us, if any, are not presently determined and net proceeds may be substantially less than the total maximum offering set forth above.

This prospectus will permit our officers and directors to sell our securities directly to the public, with no commission or other remuneration payable to them for any Ordinary Shares they may sell. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4- 1 under the Exchange Act.

Use of Proceeds:	We will receive all of the proceeds from the sale of the Ordinary Shares. The proceeds will be used for working capital and general corporate operating purposes.

Market for our Ordinary Shares:

Currently, there is no public market for our shares. We intend to apply to list our shares on the Nasdaq Capital Market (“NASDAQ”). We cannot guarantee that our shares will be approved for listing on NASDAQ and if our shares is not approved for listing on NASDAQ, we will not consummate this offering.

Risk Factors:	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Transfer Agent	Our transfer agent and registrar is VStock Transfer.

SUMMARY FINANCIAL DATA

The following summary financial data as of September 30, 2025 has been derived from our audited financial statements included elsewhere in this prospectus. Our financial statements are prepared and presented in accordance with generally accepted in the United States of America, or US GAAP. Our historical results are not necessarily indicative of results expected for future periods. You should read this Summary Financial Data section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

WHITE KNIGHTS ALLIANCE CAPITAL CORP.
BALANCE SHEET
(In U.S. Dollars, except share data or otherwise stated)

BALANCE SHEET

September 30, 2025
ASSETS

Total Assets	$—

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accrued expenses	$8,874
Due to a related party (Note 5)	2,257
Total Current Liabilities	11,131

Total Liabilities	11,131

Commitments and Contingencies (Note 8)	—

Shareholders’ Deficit:

Class A Share, par value $0.0001, 245,000,000 shares authorized; 100 shares issued and outstanding as of September 30, 2025*	—
Additional paid-in capital	1
Accumulated deficit	(11,045)
Accumulated other comprehensive loss	(87)
Total Shareholders’ Deficit	(11,131)
Total Liabilities and Shareholders’ Deficit	$—

*	On December 21, 2025, the Company amended its Articles of Association to change its capital structure, we retrospectively reflect the changes here, see more detail in Note 9-Subsequent Events.

RISK FACTORS

An investment in our Ordinary Shares involves significant risks. You should consider carefully all of the information in this prospectus, including the risks and uncertainties described below, before making an investment in our Ordinary Shares. Any of the following risks could have a material and adverse effect on our business, financial condition and results of operations. In any such case, the market price of our Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We are a newly formed company with no operating history that has just started its business operations. An investment in our securities is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan.

We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, there are no assurances that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

If our business plan is not successful, we may not be able to continue operations as a going concern and our shareholders may lose their entire investment in us.

As discussed in the notes to our financial statements included in this Registration Statement, as of September 30, 2025, we had $0 of cash. If we fail to raise sufficient capital in this offering, we will have to explore other financing activities to provide us with liquidity and capital resources, we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. We cannot give assurance that we will be able to secure the necessary capital when needed. Our independent auditor included an explanatory paragraph on our financial statements emphasizing to the readers of the audit report that there is a substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing the cash flow issues. If we cannot continue as a going concern, our shareholders may lose their entire investment in us.

If the Company does not obtain substantial additional financing, including the financing sought in this offering, its ability to execute on its business plan as outlined in this prospectus will be impaired.

The Company’s plans for business expansion and development are dependent upon raising significant additional capital, including the capital sought in this offering. Management’s estimate capital needs for the next 12 months are set out in “USE OF PROCEEDS” in this registration statement. Although the Company expects the proceeds of this offering and its net earnings to substantially fund our planned growth and development, the Company’s management will be required to properly and carefully administer and allocate these funds. Should the Company’s capital needs be higher than estimated, or should additional capital be required after the close of this offering, it will be required to seek additional investments, loans or debt financing to fully pursue our business plans. Such additional investment may not be available to us on terms which are favorable or acceptable. Should the Company be unable to meet our full capital needs, its ability to fully implement our business plan will be impaired.

The Company’s business growth and results of operations may be affected by changes in global and regional macroeconomic conditions.

Our business is affected by global, national and local economic conditions since we depend to a significant extent, upon clients’ business growth expectation, which are affected by a number of factors including local resident income, supply chain cost, growth of market size and growth of number of potential customers. However, slowdowns in the global economy will affect the customers expenditure on products or services provided by our clients, thus add uncertainties to these markets and finally add uncertainties to our business growth.

A sustained outbreak of the COVID-19 virus could have a material adverse impact on our business, operating results and financial condition.

There has been a sustained outbreak of the COVID-19 virus globally. COVID-19 had a severe and negative impact on the global economy in 2020 and 2021. Since 2020, governments around the globe have taken measures to contain the spread of the COVID- 19 virus, including quarantining individuals infected with or suspected of having COVID-19, prohibiting residents from free travel, encouraging employees of enterprises to work remotely from home and cancelling public activities, among others. The COVID-19 has also resulted in temporary closure of many corporate offices around the world. Even before the outbreak of COVID- 19, the global macroeconomic environment was facing numerous challenges. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies which had been adopted by the central banks and financial authorities of some of the world’s leading economies even before 2020.

The Company is taking a series of measures in response to the outbreak to protect its employees, including, among others, remote working arrangements for our employees and travel restrictions or suspension and implementation of remote video conference meetings with its clients and third parties. The extent to which COVID-19 impacts our results of operations will depend on the future developments of the pandemic, including new information concerning the efficacy of vaccines and the global severity of and actions taken to contain the pandemic, which are highly uncertain and unpredictable. In addition, our results of operations could be adversely affected to the extent that the pandemic harms the global economies in general.

Despite our marketing efforts, we may not be able to promote and maintain our brand in an effective and cost-efficient way and our business and results of operations may be harmed accordingly.

We believe that effectively developing and maintaining awareness of our brand is critical to attracting clients. Successful promotion of our brand and our ability to attract clients depends largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services. It is likely that our future marketing efforts will require us to incur significant additional expenses as we expand our business. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

The quality of our customer support and services offerings is important to our clients, and if we fail to offer high quality customer support and services, clients may not use our services and our net sales may decline.

A high level of customer support is critical for the successful marketing and sale of our solutions. If we are unable to provide a level of customer support and service to meet or exceed the expectations of our clients, we could experience a loss of clients and market share, a failure to attract new clients, including in new geographic regions and increased service and support costs and a diversion of resources. Any of these results could negatively impact our results of operations, financial position and cash flow.

Our performance and growth depend on our ability to generate client referrals and to develop referenceable client relationships that will enhance our sales and marketing efforts.

Our business model depends on users of our services to generate client referrals for our services. As of the date of this prospectus, we have one client, thus increasing our difficulty to rely on client referrals. A decline in the number of referrals we receive could require us to devote substantially more resources to the sales and marketing of our services, which would increase our costs, potentially lead to a decline in our net sales, slow our growth and negatively impact on our results of operations, financial position and cash flow.

A decline in the number of referrals we receive could require us to devote substantially more resources to the sales and marketing of our services, which would increase our costs, potentially lead to a decline in our net sales, slow our growth and negatively impact our results of operations, financial position and cash flow.

The Company may need to raise additional capital to support its operations.

The Company may need to procure additional financing over time, the amount and timing of which will depend on a number of factors, including the pace of expansion of the Company’s opportunities and customer base, the scope of product development to be undertaken by the Company, the need to respond to customer needs for improvement of product offerings, the services offered and development efforts, the cash flow generated by its operations, the extent of losses, if any with respect to matters identified as risk factors herein and the extent of other unanticipated areas or amounts of expenditure. The Company cannot fully predict the extent to which it will require additional financing. There can be no assurance regarding the availability or terms of additional financing the Company may be able to procure over time. Any new investor may require that any future debt financing or issuance of preference equity by the Company could be senior to the rights of shareholders, and any future issuance of equity could result in the dilution of the value of our shares.

The Company’s future revenue and operating results are unpredictable and may fluctuate significantly.

It is difficult to accurately forecast the Company’s revenues and operating results, and they could fluctuate due to several factors. These factors may include acceptance of the Company’s products and services; the amount and timing of operating costs and capital expenditures; competition from other market venues or services that may reduce market share and create pricing pressure; and adverse changes in general economic, industry and regulatory conditions and requirements. The Company’s operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant.

Adverse credit market conditions may limit our ability to obtain future financing.

We may, from time to time, depend on access to credit markets. Uncertainty and volatility in global financial markets may cause financial markets institutions to fail or may cause lenders to hoard capital and reduce lending. As a result, we may not obtain financing on terms and conditions that are favorable to us, or at all.

Our business is dependent on information technology and is subject to cybersecurity risks. A cyberattack may disrupt our operations and compromise the personal data of our customers.

We rely on information technology to maintain our electronic systems and database in the course of our business operations. While we take measures to ensure the security of our information technology systems, our systems are susceptible to outages from fire, floods, power loss, telecommunications failures, data leakage, human error, hacking and break-ins, cyber-attacks and similar events. The occurrence of any of these events could disrupt or damage our information technology systems and hamper our internal operations, disable our ability to handle the orders of customers efficiently or at all, and adversely impact our customer service, volumes, and revenues and result in increased cost.

Furthermore, threats to information technology systems, including as a result of cyberattacks and cyber incidents, continue to grow. Cybersecurity risks could include, but are not limited to, malicious software, attempts to gain unauthorized access to our data, and the unauthorized release, corruption, or loss of our data and personal information, interruptions in communication, loss of our intellectual property or theft of our sensitive or proprietary technology, loss or damage to our data delivery systems or other electronic security, including with our property and equipment.

These cybersecurity risks could:

●	Disrupt our operations and damage our information technology systems;

●	Subject us to various penalties and fees by third parties;

●	Negatively impact our ability to compete;

●	Enable the theft or misappropriation of funds;

●	Cause the loss, corruption, or misappropriation of proprietary or confidential information;

●	Expose us to litigation; and

●	Result in injury to our reputation, downtime, loss of revenue, and increased costs to prevent, respond to, or mitigate cybersecurity events.

If a cybersecurity event occurs, it could harm our business and reputation and could result in a loss of customers. Likewise, data privacy breaches by employees and others who access our systems may pose a risk that sensitive customer data may be exposed to unauthorized persons or to the public, adversely impacting our customer service, employee relationships, and our reputation.

While we continue to make efforts to evaluate and improve our systems and particularly the effectiveness of our security program, procedures, and systems, it is possible that our business, financial, and other systems could be compromised, which could go unnoticed for a prolonged period of time, and there can be no assurance that the actions and controls that we implement, or which we cause third-party service providers to implement, will be sufficient to protect our systems, information, or other property. Additionally, customers or third parties upon whom we rely face similar threats, which could directly or indirectly impact our business and operations. The occurrence of a cyber incident or attack could have a material adverse effect on our business, financial condition, and results of operations.

There is also no assurance that we will be able to successfully keep up with technological improvements in order to meet our customers’ needs or the technology developed by competitors will not have an adverse impact on the competitiveness or attractiveness of our services. In addition, hardware or software failure relating to information technology systems could significantly disrupt customer workflows and cause economic losses for which we could be held liable and that could damage our reputation. We are also subject to hacking or other attacks on our information technology systems.

We may be unable to successfully implement our future business plans and objectives.

Our future business plans may be hindered by factors beyond our control, such as competition within the industry we operate; our ability to cope with high exposure to financial risk, operational risk, market risk, and credit risk as our business and customer base expands; and our ability to provide, maintain, and improve the level of human and other resources in servicing our customers. As such, we cannot assure that our future business plans will materialize, that our objectives will be accomplished fully or partially, or that our business strategies will generate the intended benefits to us as initially contemplated. If we fail to implement our business development strategies successfully, our business performance could be materially and adversely affected.

We may in the future pursue acquisitions and joint ventures as part of our growth strategy. Any future acquisition or joint venture may result in exposure to potential liabilities of the acquired companies and significant transaction costs, and it may also present new risks associated with entering additional markets or offering new products or services and integrating the acquired companies or newly established joint ventures. Moreover, we may not have sufficient management, financial, and other resources to integrate companies we acquire or to successfully operate joint ventures, and we may be unable to profitably operate our expanded company structure. Additionally, any new business that we may acquire or joint ventures we may form, once integrated with our existing operations, may not produce expected or intended results.

We are exposed to credit risks with our customers.

We are exposed to credit risks with our customers. We do not have access to all the information necessary to form a comprehensive view on creditworthiness. The complete financial and operational conditions of customers are not always available to us, and we may not be in any position to obtain such information. As a result, if any of our major customers experience any financial difficulty and fail to settle the outstanding amounts due to us in accordance with the agreed credit terms, our working capital position may be adversely affected.

We may be subject to litigation, arbitration, or other legal proceeding risk.

We may be subject to arbitration claims and lawsuits in the ordinary course of our business. As of the date of this prospectus, the Company is not a party to, and are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition, or operations. Actions brought against us may result in settlements, awards, injunctions, fines, penalties, and other results adverse to us. A substantial judgment, settlement, fine, or penalty could be material to our operating results or cash flows for a particular period, depending on our results for that period, or could cause us significant reputational harm, which could harm our business prospects.

In addition, even if we prevail in any litigation or enforcement proceedings against us, we could incur significant legal expenses defending against the claims, even those without merit. Moreover, because even claims without merit can damage our reputation or raise concerns among our clients, we may feel compelled to settle claims at significant cost.

Natural disasters, acts of war, and other catastrophic events may adversely affect our operations.

Natural disasters, acts of God, wars, epidemics, material interruptions in service, or stoppages in transportation, as well as other events that are beyond our control, can have adverse effects on local economies, infrastructures, airports, port facilities, and international trade. Such events can also result in the closure of ports or airports and disruptions to raw material flows. Major earthquakes, weather events, cyberattacks, heightened security measures (actual or threatened), terrorist attacks, strikes, civil unrest, pandemic, or other catastrophic events may also cause a disruption or failure of our systems or operations thereby causing delays in providing services or performing other critical functions. In such an event, our business, financial condition, and results of operations may be adversely affected.

Risks Relating to Our Management

Our sole officer and director is currently allocating a portion of their time to other companies which creates potential conflict of interest with our business and reduces allocation of their time to managing the Company’s business operations.

Our sole officer and director serves as an executive officer and/or director on other companies, and may, in the future, become involved in other business activities. This creates a potential conflict of interest with managing business operations of the Company and reduces allocation of their time to managing the Company’s business operations. Our investors should be aware that at this time we have not formulated a policy for the resolution of such conflicts. While this current allocation of time may be reasonable and manageable, if in the future, the Company grows, it will require the management to devote more time to the Company’s business affairs, and we may need to hire key employees or to expand our management.

The loss of the services of our sole officer and director or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our services.

The development of our business will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our officers and directors.

If we are unable to hire, retain or motivate qualified employee, we may not be able to grow effectively.

Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. Competition for such qualified employees is intense. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, all future success depends largely on our ability to retain key restaurant managers. We cannot assure that any skilled individual will agree to become our employee. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

Upon becoming a new SEC reporting company, we will be in a continuing process of developing, establishing, and maintaining internal controls and procedures that will allow our management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting if and when required to do so under Section 404 of the Sarbanes-Oxley Act of 2002. Although our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act until the date we are no longer an emerging growth company, our management will be required to report on our internal controls over financial reporting under Section 404. If we fail to achieve and maintain the adequacy of our internal controls, we would not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. Moreover, our testing, or the subsequent testing by our independent registered public accounting firm, that must be performed may reveal other material weaknesses or that the material weaknesses described above have not been fully remediated. If we do not remediate the material weaknesses described above, or if other material weaknesses are identified or we are not able to comply with the requirements of Section 404 in a timely manner, our reported financial results could be materially misstated or could subsequently require restatement, we could receive an adverse opinion regarding our internal controls over financial reporting from our independent registered public accounting firm and we could be subject to investigations or sanctions by regulatory authorities, which would require additional financial and management resources, and the market price of our Ordinary Shares could decline.

 Our lack of an independent audit committee and audit committee financial expert at this time may hinder our Board of Directors’ effectiveness in monitoring the Company’s compliance with its disclosure and accounting obligations. Until we establish such a committee, we will be unable to obtain a listing on a national securities exchange.

Although our Ordinary Shares are not listed on any national securities exchange and for purposes of director independence, we use the definition of independence applied by NASDAQ. Currently, we have no independent audit committee. An independent audit committee would play a crucial role in the corporate governance process, assessing our Company’s processes relating to our risks and control environment, overseeing financial reporting, and evaluating internal and independent audit processes. The lack of an independent audit committee may deprive the Company of management’s independent judgment. An independent audit committee is required for listing on any national securities exchange. Therefore, until such time as we meet the audit committee independence requirements of a national securities exchange, we will be ineligible for listing on any national securities exchange.

Our Board of Directors acts as our compensation committee, which presents the risk that compensation and benefits paid to those executive officers who are board members and other officers may not be commensurate with our financial performance.

A compensation committee consisting of independent directors is a safeguard against self-dealing by company executives. Our Board of Directors, which has no independent members, acts as the compensation committee for the Company and determines the compensation and benefits of our executive officers, will administer our employee stock and benefit plans, and reviews policies relating to the compensation and benefits of our employees. Our lack of an independent compensation committee presents the risk that an executive officer on the board may have influence over his or her personal compensation and may obtain benefits levels that may not be commensurate with our financial performance.

Limitations on director and officer liability and indemnification of our Company’s officers and directors by us may discourage shareholders from bringing a lawsuit against an officer or director.

Our Company’s Amended and Restated Memorandum and Articles of Association provide that the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved. These provisions may discourage shareholders from bringing a lawsuit against a Director or Officer for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by shareholders on the Company’s behalf against a Director or Officer.

Our management has no experience managing a public company. We may need to add personnel and devote personnel and financial resources to meet our reporting obligations as a public, listed company.

At the present time, our management has no experience in managing a public company. This may hinder our ability to establish effective controls and systems and comply with all applicable requirements associated with being a public company. We have been a private company with no operating history. We are progressing those activities necessary to implement appropriate accounting policies, processes and controls to comply with the required expansion in scale of operations and with Section 404. These activities include identifying and recruiting additional individuals with requisite experience to assist in implementation activities designed to strengthen our internal control over financial reporting to avoid control deficiencies and initiating the design and implementation of improvements to our financial control environment to address our future needs. However, we cannot assure you that the measures we have taken to date, and actions we plan to take in the future, will be sufficient to prevent or avoid potential future material weaknesses in our controls.

If compliance problems result, these problems could have a material adverse effect on our business, financial condition or results of operations. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act, and the Dodd-Frank Act of 2010, as well as rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to our new compliance requirements. Moreover, these requirements will increase our legal, accounting and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect it will be difficult and expensive for us to obtain director and officer liability insurance. These requirements could also make it more difficult for us to attract and retain qualified persons to serve on our Board of Directors, our board committees or as executive officers.

We currently do not have insurance coverage covering all risks related to our business and operations.

We do not maintain insurance policies covering all of our business risks, such as risks relating to properties, receivables and public liability. We cannot assume you that the insurance coverage we currently have would be sufficient to cover our potential losses. In the event there is any damage to any assets or incidents for which we do not have sufficient insurance coverage, if at all, we would have to pay for the difference ourselves where our cash flow and liquidity could be negatively affected.

Risks Related to This Offering and the Ordinary Shares

Our failure to raise sufficient capital in this offering may cause our shareholders to lose their entire investment in us.

If we fail to raise sufficient capital in this offering, we will have to explore other financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. We cannot give assurance that we are able to secure needed capital to support our day-to-day. If we do not have sufficient capital to support our day-to-day operations, our shareholders may lose their entire investment in us.

There has been no public market for our shares prior to this offering, and an active market in which investors can resell their shares of our shares may not develop.

Prior to this offering, there has been no public market for our shares. We intend to apply to list our shares on NASDAQ. The closing of this offering is contingent upon the successful listing of our shares on NASDAQ. There is no guarantee that NASDAQ, or any other exchange or quotation system, will permit our shares to be listed and traded. If we fail to obtain a listing on NASDAQ, we may seek quotation on the OTCQX Best Market or OTCQB Venture Market of the OTC Link ATS (alternative trading system) operated by OTC Markets Group, Inc. These markets are inter-dealer, over-the-counter markets that provide significantly less liquidity than NASDAQ.

Even if our shares are approved for listing on NASDAQ, a liquid public market for our shares may not develop. The price at which the shares is traded after this offering may decline below the initial public offering price, meaning that you may experience a decrease in the value of your shares regardless of our operating performance or prospects.

We may not be able to satisfy listing requirements of NASDAQ or obtain or maintain a listing of our common stock on NASDAQ.

If our shares are listed on NASDAQ, we must meet certain financial and liquidity criteria to maintain such listing. If we violate NASDAQ’s listing requirements, or if we fail to meet any of NASDAQ’s listing standards, our shares may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our shares from NASDAQ may materially impair our shareholders’ ability to buy and sell our shares and could have an adverse effect on the market price of, and the efficiency of the trading market for, our shares. The delisting of our shares could significantly impair our ability to raise capital and the value of your investment.

Listing our common stock on a securities exchange will increase our regulatory burden.

We intend to apply for the listing of our shares on the NASDAQ. There is no guarantee that our application will be approved in connection with this offering. Although to date we have not been subject to the continuous and timely disclosure requirements of exchange rules, regulations and policies of NASDAQ, we are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial management control systems to manage our obligations as a public company listed on NASDAQ. These areas include corporate governance, corporate controls, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas, including our internal controls over financial reporting. However, we cannot assure holders of our shares that these and other measures that we might take will be sufficient to allow us to satisfy our obligations as a public company listed on NASDAQ on a timely basis and that we will be able to achieve and maintain compliance with applicable listing requirements. In addition, compliance with reporting and other requirements applicable to public companies listed on NASDAQ will create additional costs for us and will require the time and attention of management. We cannot predict the amount of the additional costs that we might incur, the timing of such costs or the effects that management’s attention to these matters will have on our business.

We will be a “controlled company” within the meaning of the listing rules of NASDAQ and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to stockholders of other companies.

Our sole officer and director owns a majority of our shares and will own a majority of our shares after this offering, thus we will be a “controlled company” as defined under the listing rules of NASDAQ. Under NASDAQ listing rules, controlled companies are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. For as long as we remain a controlled company, we are permitted to elect to rely on certain exemptions from NASDAQ’s corporate governance rules, including the following:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that our compensation committee be composed entirely of independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors or a nominating committee composed solely of independent directors;

Although we do not intend to rely on the “controlled company” exemptions to NASDAQ’s corporate governance rules, we could elect to rely on these exemptions in the future. If we elected to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors, our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of the offering, and you would not have the same protection afforded to shareholders of companies that are subject to NASDAQ’s corporate governance rules.

The trading price of our Ordinary Shares could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume, and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades, and large spreads in bid and ask prices. Such volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

The trading prices of volatility and wide fluctuations could be due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies. For example, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low-volume trading.. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are unrelated to our operating performance, which may have a material and adverse effect on the trading price of our Ordinary Shares.

In addition to the above factors, the price and trading volume of our Ordinary Shares may be highly volatile due to multiple factors, including the following:

●	Regulatory developments affecting us or our industry;

●	Variations in our revenues, profit, and cash flow;

●	Changes in the economic performance or market valuations of other financial services firms;

●	Actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

●	Changes in financial estimates by securities research analysts;

●	Detrimental negative publicity about us, our services, our officers, our directors, our Controlling Shareholder, our business partners, or our industry;

●	Announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings, or capital commitments;

●	Additions to or departures of our senior management;

●	Litigation or regulatory proceedings involving us, our officers, our directors, or our Controlling Shareholder;

●	Release or expiry of lock-up or other transfer restrictions on our outstanding Ordinary Shares;

●	Sales or perceived potential sales of additional Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Shares will trade. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional shares of Ordinary Shares and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all. In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition.

The Company will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

The Company will face a significant increase in insurance, legal, accounting, administrative and other costs and expenses as a public company. The Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the Securities and Exchange Commission (the “Commission”), the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board, the Commission and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require the Company to carry out activities that it previously has not done. For example, the Company will adopt new internal controls and disclosure controls and procedures. In addition, additional expenses associated with the Commission’s reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), The Company could incur additional costs rectifying those issues, and the existence of those issues could adversely affect the Company’s reputation or investor perceptions of it. Being a public company could make it more difficult or costly for the Company to obtain certain types of insurance, including director and officer liability insurance, and the Company may be forced to accept reduced policy limits and coverage with increased self-retention risk or incur substantially higher costs to obtain the same or similar coverage. Being a public company could also make it more difficult and expensive for the Company to attract and retain qualified persons to serve on the board, board committees or as executive officers. Furthermore, if the Company is unable to satisfy its obligations as a public company, it could be subject to fines, sanctions and other regulatory action and potentially civil litigation.

The additional reporting and other obligations imposed by various rules and regulations applicable to public companies will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require the Company to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by shareholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Upon the closing of this offering, we will become subject to the periodic reporting requirements of the Exchange Act. We will design our disclosure controls and procedures to provide reasonable assurance that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management and recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Additionally, controls can be circumvented by the individual acts of a person, by collusion of two or more people, or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of our Ordinary Shares may be more volatile than it otherwise would be.

As a company conducting a relatively modest public offering, we are subject to the risk that a small number of investors may hold a high percentage of Ordinary Shares sold in this offering, even if the initial sales by the underwriters are designed to comply with the Nasdaq listing requirements. If this were to happen, investors could find our shares to be more volatile than they might otherwise anticipate. Companies that experience such volatility in their stock price may be more likely to be the subject of securities litigation. In addition, if a large portion of our public float were to be held by a few investors, smaller investors may find it more difficult to sell their shares.

Our management has broad discretion to determine how to use the funds raised in this offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

To the extent (i) we raise more money than required for the purposes explained in the section headed “Use of Proceeds,” or (ii) we determine that the proposed uses set forth in that section are not no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from this offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are a company incorporated in the Cayman Islands, and our corporate governance is governed by our amended and restated memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, and the common law of the Cayman Islands. It is essential to understand that the rights of our shareholders, their ability to take action against our directors, actions by minority shareholders, and the fiduciary duties of our directors are primarily determined by the common law of the Cayman Islands. The Cayman Islands’ common law draws from limited judicial precedent within the Cayman Islands and is also influenced by the common law of England, with English court decisions having persuasive, but not binding, authority in the Cayman Islands.

The legal framework for shareholder rights and director fiduciary duties in the Cayman Islands may not be as well-defined as in some U.S. jurisdictions with more developed statutes and judicial precedents. Additionally, the Cayman Islands has a less extensive body of securities laws compared to the United States. In particular, Cayman Islands companies may not have the legal standing to initiate shareholder derivative actions in U.S. federal courts.

Under Cayman Islands law, shareholders of exempted companies like ours have limited rights to inspect corporate records, typically limited to the amended and restated memorandum and articles of association, register of directors, and register of mortgages and charges. The discretion to grant access to other corporate records rests with our directors under our amended and restated articles of association, and they are not obligated to make such records available to shareholders. This could potentially create challenges for shareholders in gathering information necessary for shareholder motions or proxy solicitations in proxy contests.

As a result of these factors, our public shareholders may face more challenges in safeguarding their interests in response to actions taken by our management, board members, or controlling shareholders compared to the protections available to shareholders of U.S.-incorporated companies.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are an exempted Cayman Islands company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in Malaysia. In addition, most of our current directors and officers are nationals and residents of countries other than the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of Malaysia may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	The rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	The sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect to a security registered under the Exchange Act;

●	The sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	The selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S.-listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer in order to maintain a listing on a U.S. securities exchange.

There can be no assurance that we will not be a PFIC for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Ordinary Shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income, or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). Based on our current and expected income and assets (taking into account the expected cash proceeds and our anticipated market capitalization following this offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service (“IRS”) will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our Ordinary Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we were to be or become a PFIC for any taxable year during which a U.S. holder holds our Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. holder.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

As a company with less than US$1.235 billion in revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. Therefore, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. As a result, if we elect not to comply with such reporting and other requirements, in particular the auditor attestation requirements, our investors may not have access to certain information they may deem important. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to opt out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

In addition to our status as an emerging growth company, we also report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, as long as we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

“Penny Stock” rules may make buying or selling our Ordinary Shares difficult. Limitations upon Broker-Dealers Effecting Transactions in “Penny Stocks”

Trading in Ordinary Shares will be subject to material limitations as a consequence of regulations that limit the activities of broker-dealers effecting transactions in “penny stocks.” Pursuant to Rule 3a51- 1 under the Exchange Act, our Ordinary Shares is a “penny stock” because it (i) is not listed on any national securities exchange (ii) has a market price of less than $5.00 per share, and (iii) its issuer (the Company) has net tangible assets less than $2,000,000 (if the issuer has been in business for at least three (3) years) or $5,000,000 (if the issuer has been in business for less than three (3) years).

Rule 15g-9 promulgated under the Exchange Act imposes limitations upon trading activities on “penny stocks”, which makes selling our Ordinary Shares more difficult compared to selling securities that are not “penny stocks.” Rule 15a-9 restricts the solicitation of sales of “penny stocks” by broker-dealers unless the broker first (i) obtains from the purchaser information concerning his financial situation, investment experience, and investment objectives, (ii) reasonably determines that the purchaser has sufficient knowledge and experience in financial matters that the person is capable of evaluating the risks of investing in “penny stocks”, and (iii) delivers and receives back from the purchaser a manually signed written statement acknowledging the purchaser’s investment experience and financial sophistication.

Rules 15g-2 through 15g-6 promulgated under the Exchange Act require broker-dealers who engage in transactions in “penny stocks” first to provide their customers with a series of disclosures and documents, including (i) a standardized risk disclosure document identifying the risks inherent in investing in “penny stocks”, (ii) all compensation received by the broker-dealer in connection with the transaction, (iii) current quotation prices and other relevant market data, and (iv) monthly account statements reflecting the fair market value of the securities.

There can be no assurance that any broker-dealer which initiates quotations for the Ordinary Shares will continue to do so, and the loss of any such broker-dealer likely would have a material adverse effect on the market price of our Ordinary Shares.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our shares.

In addition to the “penny stock” rules described, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Ordinary Shares, which may limit your ability to buy and sell our shares and have an adverse effect on the market for our shares.

Because our Ordinary Shares is deemed a low-priced “penny stock,” it will be cumbersome for brokers and dealers to trade in our Ordinary Shares, making the market for our Ordinary Shares less liquid and negatively affecting the price of our Ordinary Shares. We will be subject to certain provisions of the Exchange Act, commonly referred to as the “penny stock” rules as defined in Rule 3a51- 1. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Since our Ordinary Shares is deemed to be a penny stock, trading is subject to additional sales practice requirements of broker-dealers. These require a broker-dealer to:

●	Deliver to the customer, and obtain a written receipt for, a disclosure document;

●	Disclose certain price information about the stock;

●	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

●	Send monthly statements to customers with market and price information about the penny stock; and

●	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with the information specified in the rules.

Consequently, penny stock rules and FINRA rules may restrict the ability or willingness of broker-dealers to trade and/or maintain a market in our Ordinary Shares. Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

We have security laws exposure.

We are subject to compliance with securities laws, which exposes us to potential liabilities, including potential rescission rights. We may offer to sell our shares of our Ordinary Shares to investors pursuant to certain exemptions from the registration requirements of the Securities Act, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which we have relied, we may become subject to significant fines and penalties imposed by the Commission and state securities agencies.

Because we do not intend to pay any cash dividends on our Ordinary Shares, our shareholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Ordinary Shares in the foreseeable future. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them. Shareholders may never be able to sell shares when desired.

We may, in the future, issue additional shares of Ordinary Shares, which would reduce investors percentage of ownership and may dilute our share value.

Our Amended and Restated Memorandum and Articles of Association authorize the issuance of 245,000,000 of Ordinary Shares. As of the date of this prospectus, we had 30,000,000 Ordinary Shares outstanding. The future issuance of Ordinary Shares may result in substantial dilution in the percentage of our Ordinary Shares held by our then existing shareholders. We may value any Ordinary Shares issued in the future on an arbitrary basis. The issuance of Ordinary Shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our Ordinary Shares.

Our chief executive officer and director currently hold and will continue to hold a sufficient total outstanding voting power of our outstanding Ordinary Shares that will enable him to control the outcome of matters over our business, including significant corporate actions submitted to shareholders for approval, such as mergers, consolidations, election of directors, and take actions that are not in the best interest of us or our other shareholders, including investors purchasing Ordinary Shares in this offering.

Upon the completion of this offering, our chief executive officer and director will own an aggregate of 98.29% of the total voting power of our outstanding Ordinary Shares, Class B Ordinary Shares, and Class A Preference Shares. As a result, he has substantial influence over our business, including significant corporate actions and can control the outcome of matters over our business, including significant corporate actions submitted to shareholders for approval, such as mergers, consolidations, election of directors, and take actions that are not in the best interest of us or our other shareholders, including investors purchasing the Ordinary Shares in this offering.

This concentration of ownership by our chief executive officer and director may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders, including those who purchase Ordinary Shares in this offering. In addition, the significant concentration of share ownership may adversely affect the trading price of the Ordinary Shares due to investors ‘perception that conflicts of interest may exist or arise.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are an exempted Cayman Islands company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in Malaysia. In addition, most of our current directors and officers are nationals and residents of countries other than the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of Malaysia may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

You will experience immediate and substantial dilution in the net tangible book value of the shares of our Ordinary Shares purchased.

The offering price of our shares of our Ordinary Shares is substantially higher than the net tangible book value per share of our Ordinary Shares. Consequently, when you purchase the shares of our Ordinary Shares in the offering and upon completion of the offering, you will incur an immediate dilution of approximately $3.78 per share if we receive 100% funding of this offering, approximately $3.83 per share if we complete 75% of this offering, approximately $3.90 per share if we complete 50% of this offering and approximately $3.96 per share if we complete 25% funding of this offering, based on an assumed offering price of $4.00 per share. In addition, you may experience further dilution to the extent that additional shares of our Ordinary Shares are issued upon exercise of outstanding warrants or options we may grant from time to time.

Our officers and directors has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our shares of Ordinary Shares.

We anticipate that we will use the net proceeds from this offering for working capital and general corporate operating purposes. Our officers and directors will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our Ordinary Shares.

We are selling shares offered in this prospectus without an underwriter and may not be able to sell any of the shares offered herein.

The Ordinary Shares are being offered by our officers and directors. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that we are capable of selling all, or any, of our Ordinary Shares offered hereby.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our current expectations and views of future events, which are contained principally in the sections entitled “Prospectus Summary”, “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.” These forward-looking statements relate to events that involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from those expressed or implied by these statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “could,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “propose,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. The forward-looking statements included in this prospectus relate to, among other things:

●	our goals and strategies;

●	our business and operating strategies and plans for the development of businesses, ability to implement such strategies and plans and expected time;

●	our future business development, financial condition and results of operations;

●	expected changes in our revenues, costs or expenditures;

●	our dividend policy;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our expectations regarding our relationships with customers and business partners;

●	the trends in, expected growth in and market size of the art and collectible industry;

●	our ability to maintain and enhance our market position;

●	our ability to continue to develop new technologies and/or upgrade our existing technologies;

●	developments in, or changes to, laws, regulations, governmental policies, incentives and taxation affecting our operations;

●	relevant governmental policies and regulations relating to our businesses and industry;

●	competitive environment, competitive landscape and potential competitor behavior in our industry and the overall outlook in our industry;

●	our ability to generate cash flow and profitability and continue as a going concern;

●	our ability to attract, train and retain executives and other employees;

●	the development of the franchise development markets;

●	general business, political, social and economic conditions in Hong Kong, and the overseas markets we have business;

●	the length and severity of the recent COVID-19 outbreak and its impact on our business and industry; and

●	assumptions underlying or related to any of the foregoing.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations and our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation” and other sections in this prospectus. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should read thoroughly this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains information derived from government and private publications. These publications include forward-looking statements, which are subject to risks, uncertainties and assumptions. Although we believe the data and information to be reliable, we have not independently verified the accuracy or completeness of the data and information contained in these publications. Statistical data in these publications also include projections based on a number of assumptions. In addition, the rapidly evolving nature of the industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements in this prospectus are made based on events and information as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may materially differ from what we expect.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The fixed offering price per share is $4.00. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $8,000,000 as anticipated.

	100%	75%	50%	25%
Maximum offer - number of shares	2,000,000	1,500,000	1,000,000	5,000,000
% sold	100%	75%	50%	25%
Number of shares sold	2,000,000	1,500,000	1,000,000	500,000
Offer price per share in USD	$4.00	$4.00	$4.00	$4.00
Gross proceeds from this offering	$8,000,000	$6,000,000	$4,000,000	$2,000,000
Funding of Day to Day Operations	672,000	444,800	284,800	-
Marketing Activities	1,392,000	611,200	160,000	-
Hiring Staff and Paying Salaries	1,896,000	1,600,000	352,000	-
Business Development Costs	2,896,000	2,896,000	2,896,000	1,872,000
Corporate entity maintenance	1,016,000	320,000	179,200	-
SEC reporting related expenses	128,000	128,000	128,000	128,000
TOTAL	$8,000,000	$6,000,000	$4,000,000	$2,000,000

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should we decide at a later date it would be in our best interests.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe in this prospectus.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

We estimate the costs of this offering at about $800,000. All expenses incurred in this offering are being paid for by us. We will utilize existing cash to pay for any offering expenses and does not intend to use any monies from offering proceeds to fund the offering. This, however, does not forgo us from using offering proceeds to cover such costs in the event of insufficient funding elsewhere.

Penny Stock Regulations

You should note that our Ordinary Shares is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker- dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our Ordinary Shares.

DIVIDEND POLICY

Since our inception, we have not declared or paid cash dividends on our Ordinary Shares. Any decision to pay dividends in the future will be subject to a number of factors, including our financial condition, results of operations, the level of our retained earnings, capital demands, general business conditions, and other factors our board of directors may deem relevant. We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the operation, development, and growth of our business, and, as a result, we do not expect to pay any dividends in the foreseeable future. Consequently, we cannot give any assurance that any dividends may be declared and paid in the future.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business.

Under the Malaysian Companies Act 2016, dividends must be paid out of profit and no dividend shall be paid out if the payment will cause the company to be insolvent.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. Malaysia is under a single-tier tax system. Dividends are exempt from income tax in the hands of shareholders. Also, Malaysia does not impose any withholding tax (i.e., 0%) on dividends paid by Malaysian companies to non-residents.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no Cayman Islands withholding will be required on the payment of a dividend or capital to any holder of the Ordinary Shares nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax.

DILUTION

The price of the current offering is fixed at $4.00 per share. Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders. The following tables compare the differences of your investment in our shares with the investment of our existing shareholders.

The following table illustrates the dilution to the purchasers of the shares of our Ordinary Shares in this offering.

Percentage of funding	100%	75%	50%	25%
Offering price	$4.00	$4.00	$4.00	$4.00
Offering shares at different percentage	2,000,000	1,500,000	1,000,000	500,000
Total Gross Proceeds	$8,000,000	$6,000,000	$4,000,000	$2,000,000
Total Shares outstanding Prior to the Offering	30,000,000	30,000,000	30,000,000	30,000,000
Net Tangible Book value prior to the offering (1)	$0.00	$0.00	$0.00	$0.00
Net Tangible Book value per share prior to the offering	$0.00	$0.00	$0.00	$0.00
Proforma outstanding Shares after offering	32,000,000	31,500,000	31,000,000	30,500,000
Offering Expense (2)	$800,000	$800,000	$800,000	$800,000
Proceed from the offering (net of expenses)	$7,200,000	$5,200,000	$3,200,000	$1,200,000
Proforma Net Tangible book value after offering	$7,200,000	$5,200,000	$3,200,000	$1,200,000
Increase in book value	$7,200,000	$5,200,000	$3,200,000	$1,200,000
Proforma Net tangible book value per share after offering	$0.23	$0.17	$0.10	$0.04
Increase in book value per share	$0.23	$0.17	$0.10	$0.04
Initial public offering price	$4.00	$4.00	$4.00	$4.00
Proforma per share after offering	$0.23	$0.17	$0.10	$0.04
Dilution per share to new investors	$3.78	$3.83	$3.90	$3.96
Dilution to new investors (%)	94.38%	95.87%	97.42%	99.02%

(1)	The amount shown under “Net Tangible Book value prior to the offering” is before the deduction of the estimate costs of this offering at about $0.

(2)	We estimate the costs of this offering at about $800,000. All expenses incurred in this offering are being paid for by us. We will utilize existing cash to pay for any offering expenses and does not intend to use any monies from offering proceeds to fund the offering. This, however, does not forgo us from using offering proceeds to cover such costs in the event of insufficient funding elsewhere.

EXCHANGE RATE INFORMATION

For financial reporting purposes, capital accounts presented in our financial statements are translated into U.S. dollars using historical exchange rates prevailing at the time of capital transactions. No representation is made that the MYR amounts could have been, or could be, converted into U.S. dollars at the rates used in translation. The following table provides information concerning exchange rates between MYR and the U.S. dollar. Assets and liabilities are translated at the exchange rates of 0.2333 as of September 30, 2025.

OUR HISTORY AND CORPORATE STRUCTURE

White Knights Alliance Capital Corp. is a newly formed holding company incorporated in the Cayman Islands on Date) on April 11, 2025 as an exempted company with limited liability under the name W Straits Group Limited. On July 9, 2025, the Company changed its name to White Knights Alliance Capital Corp.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion contains certain forward-looking statements that involve risk and uncertainties. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those set forth under the Section entitled “Risk Factors”, and other documents we file with the Securities and Exchange Commission. Historical results are not necessarily indicative of future results.

Results of Operations

For the period from April 11, 2025 (inception) to September 30, 2025

Revenues

For the period from April 11, 2025 (inception) to September 30, 2025, the Company recorded revenue income of $0.

Cost of Revenue

For the period from April 11, 2025 (inception) to September 30, 2025, the Company recorded expense of $11,045, consisting solely of general and administrative expenses.

Net Loss

From the period from April 11, 2025 (inception) to September 30, 2025, the Company incurred a net loss of $11,045, which primarily resulted from general and administrative expense associated with the incorporation costs of the Company.

Liquidity and Capital Resources

As of September 30, 2025, we had no cash. We depend substantially on financing activities from our related parties to provide us with the liquidity and capital resources, we need to meet our working capital requirements and to make capital investments in connection with ongoing operations.

Cash Used in Operating Activities

During the period from April 11, 2025 (inception) to September 30, 2025, net cash provided by operating activities was $86, primarily resulted from increase in liabilities, offset by general and administrative expense primarily associated with the incorporation costs of the Company.

Cash Flows from Investing Activities

During the period from April 11, 2025 (inception) to September 30, 2025, the Company did not have any investing activities.

Cash Provided from Financing Activities

During the period from April 11, 2025 (inception) to September 30, 2025, net cash provided by financing activities was $1 from issuance of 1 share of common stock.

Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred net losses of $11,045 for the period from April 11, 2025 (inception) to September 30, 2025, and the Company had stockholders’ deficit of $11,131 as of September 30, 2025. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of our development efforts and our efforts to raise capital. Management also believes the Company needs to raise additional capital for working purposes. There is no assurance that such financing will be available in the future. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Basis of preparation

The accompanying financial statements of the Company are prepared pursuant to the rules and regulations of the U.S Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“U.S. GAAP”).

Use of estimates and assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

Foreign currency translation

The accompanying financial statements are presented in United States dollar (“USD”), which is the reporting currency of the Company. The functional currency of the Company is Malaysian Ringgit (“MYR”).

The Company maintains the books and record in the functional currency. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. The resulting exchange differences are recorded in the statements of operations. The reporting currency of the Company is the United States Dollars (“US$”), and the accompanying financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translation of Financial Statements”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements are recorded as a separate component of accumulated other comprehensive gain (loss) within the statements of changes in shareholders’ deficit.

Statements of Cash Flows

In accordance with FASB ASC 830-230, “Statement of Cash Flows”, cash flows from the Company’s operations is calculated based upon the functional currency. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, and credit risk support or other benefits.

BUSINESS

Business Overview

White Knights Alliance Capital Corp. is a Cayman Islands incorporated technology investment holding company with a mandate to consolidate, joint venture, invest in, and scale high-growth fintech and digital infrastructure ventures. White Knights’ intends to develop a proprietary e-wallet and digital payment platform which forms the foundation of its long-term vision to create an integrated financial ecosystem spanning payments, lending, compliance technology, and digital identity.

Business Development

We have not generated any revenue and have accumulated losses in the amount of $11,131 for the period from our date of incorporation to September 30, 2025. We have never been party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Since the date of incorporation, our efforts had been devoted primarily to development activities, which include the following:

1.	Formation of the Company;

2.	Developing our services; and

3.	Actively securing clients to use our services

Plan of Operations

Over the course of the 12 months following this offering we plan to spend a substantial portion of our effort on executing the following key operational objectives:

1.	Client Engagement and Acquisition: Implement targeted marketing campaigns and strategic alliances initiatives to attract and acquire new clients;

2.	Global Expansion Planning: Conduct market research and feasibility studies to identify potential markets for international expansion and develop a comprehensive strategy for entering new geographic regions.; and

3.

Team Development: Establish a team and invest in the professional development of our team members through training programs, skill-building workshops, and mentorship opportunities. In addition, we are committed to attracting top-tier talent in various domains relevant to franchise development to our team.

The Company is collaborating with three strategic technology partners that complement its fintech and digital ecosystem ambitions: RR Pay Sdn Bhd, Mantasoft Sdn Bhd, Bee Technology (HK) Limited and Hong Kong ZhongZheng Technology Co., Limited (Z Tech’s ejhcard platform), These partnerships strengthen White Knights’ technological depth, market access, and integration capabilities across digital finance, smart infrastructure, and enterprise management. The Company presently has executed letters of intent with these respective companies.

Start-Up Capital

The Company is not raising any further funds to obtain any additional start-up capital.

Employees

As of date of this prospectus, we did not have any employees.

Intellectual Property

The Company does not own or license any intellectual property.

Properties, Trademark, Plants and Equipment

The Company does not own properties, trademark, plants and Equipment.

REGULATIONS

The Anti-Money Laundering, Anti-Terrorism Financing and Proceeds of Unlawful Activities Act 2001 (“AMLA 2001”) prohibits money laundering and terrorism financing activities. Any person who (a) engages in a transaction that involves proceeds of unlawful activity; (b) uses proceeds of unlawful activity; (c) removes from or brings into Malaysia proceeds of unlawful activity; or (d) conceals, disguises, or impedes the establishment of the true nature, origin, location, movement, disposition, title of, rights with respect to, or ownership of, proceeds of unlawful activity, commits a money laundering offence under the AMLA 2001.

In addition, a reporting institution under the First Schedule of the AMLA 2001 is obliged to observe the anti-money laundering and counter financing terrorism requirements and standards, which include reporting and record-keeping duties, such as submitting suspicious transaction reports, implementing risk-based application, and conducting customer due diligence.

Regulations Relating to Foreign Exchange Control

The exchange control regime in Malaysia is regulated by the Financial Services Act 2013 (“FSA 2013”). The FSA 2013 has prescribed a list of transactions that are prohibited without approval from Bank Negara Malaysia (the Central Bank of Malaysia) (“BNM”) and it regulates the domestic and international transactions involving residents and non-residents of Malaysia. The requirements, restrictions, and conditions of approval in respect of the prohibited transactions and directions of BNM are further set forth in the Foreign Exchange Notices issued by BNM (“FE Notices”).

Under the FSA 2013, all payments made between the residents of Malaysia must be paid in Malaysian ringgit, subject to limited exceptions and approval under the FE Notices, whereas payment made between residents and non-residents of Malaysia may be made either (i) in Malaysian ringgit, if for the prescribed purposes (for, among others, any purpose between immediate family members, income earned or expenses incurred in Malaysia or settlement of trade in goods or services in Malaysia), or (ii) in foreign currency (except for the currency of Israel), if for any purpose subject to certain prohibition under the FE Notices. On the other hand, non-residents are allowed to make or receive payment in foreign currency (except for the currency of Israel) in Malaysia for any purpose (including capital, divestment proceeds, profits, dividends, rent, fees, and interest arising from any investment in Malaysia, subject to any withholding tax) in accordance with the FE Notices.

Regulations Relating to Labor

The Employees’ Provident Fund Act 1991 (“EPFA 1991”) governs the monetary contribution of employers towards the scheme of savings for their employees’ retirement, known as Employees’ Provident Fund (“EPF”) contributions, and the management of those funds for the retirement of employees. Every employee and every employer shall make monthly contributions on the amount of wages as stipulated in the EPFA 1991.

The Employees’ Social Security Act 1969 (“ESSA 1969”), and the Employment Insurance System Act 2017 (“EISA 2017”), similarly require employers and employees to make monetary contributions to the Social Security Organization.

Pursuant to the ESSA 1969, contributions made to the Social Security Organization shall comprise of two categories based on the monthly wages of the employees, namely:

(a)	contributions payable by or on behalf of the employees insured against the contingencies of invalidity and employment injury to be paid by the employee and employer; and

(b)	contributions payable by or on behalf of employees insured only against the contingency of employment injury, to be paid entirely by the employer.

From January 2018, any employer who has registered his industry according to the ESSA 1969 shall also be deemed to have registered his industry under the EISA 2017, and shall make contributions as specified in the EISA 2017, based on the monthly wages of the employees insured pursuant to the EISA 2017.

Regulations Relating to Occupational Safety and Health

In accordance with the Occupational Safety and Health Act 1994 (“OSHA 1994”), employer must ensure the safety, health and welfare of all persons at the workplace.

The OSHA 1994 imposes a duty on the employer to ensure, so far as is practicable, the safety, health and welfare at work of all his employees. The OSHA 1994 also states that an employer’s duty shall extend to include the maintenance of plants and systems of work that are safe and pose no risk to the health of their employees. The OSHA 1994 also requires every employer as often as may be appropriate revise a written statement of a general policy with respect to the safety and health at work of the employees and the organization and arrangements for the time being in force for carrying out that policy, and to bring the statement and any revision of it to the notice of all employees.

Regulations Relating to Business Operation

It is mandatory to seek business premises licenses from the respective local authorities as per the Malaysian Local Government Act 1976 (“LGA 1976”). This legislation empowers municipal councils, including the Kuala Lumpur City Hall (“KLCH”), Petaling Jaya City Council (“PJCC”), and Johor Bahru City Council (“JBCC”), to enact by-laws stipulating the need for licenses to use any premises within their jurisdiction.

Regulations Relating to Intellectual Property

Our intellectual property rights are important to our business and operations. We rely primarily on a combination of intellectual property laws, contract provisions, trademarks, patents, industrial designs and domain rights to protect our intellectual property rights. We have had our products’ trademarks, patents, industrial designs and domain names registered to the respective authorities in different jurisdictions.

Domain Names

There is no specific regulation in respect of the licensing of domain names in Malaysia. The right to use the .my domain name is administered solely by the Malaysian Network Information Centre Berhad (the sole administrator for .my web addresses) (“MYNIC”).

Once a specific domain name is registered with MYNIC, no other person can register or use the specific domain name after the date of its registration. As of the date of this prospectus, we have successfully registered the domain name with MYNIC as https://www.empro.my/.

Regulation Relating To Taxation

The Income Tax Act 1967 (“ITA 1967”) imposes a tax, known as income tax, for each year of assessment upon the income accruing in or derived from Malaysia, or received in Malaysia from other countries.

The Sales & Service Tax (“SST”) was introduced in 2018 in Malaysia as a replacement for the Goods and Services Tax (“GST”). Under the Service Tax Act 2018 (“Service Tax”) and Sale Tax Act 2018 (“Sale Tax”), businesses that offer taxable services must register for SST if their annual sales exceed the SST threshold of RM500,000 or more.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our director and executive officer as of the date of this prospectus.

Directors and Executive Officers	Age	Position/Title
Ting Teck Sheng	38	Chief Executive Officer, Chief Financial Officer, Director

The following is a brief biography of our executive officers and directors:

Ting Teck Sheng, Chief Executive Officer, Chief Financial Officer, Director

Ting Teck Sheng, 38, is the founder of RR Pay Sdn Bhd in Malaysia. RRPay Holdings Sdn Bhd, the digital and financial technology hub of the Group, is responsible for developing and scaling the Group’s super apps, e-wallet infrastructure, e-commerce platforms, and data analytics solutions. These technologies form the backbone of the company’s integrated ecosystem, enabling seamless connectivity, scalability, and user engagement across multiple industries.

Mr. Ting is also the majority shareholder of several public and private companies in Malaysia and offshore, including PUC Berhad (a company listed on the ACE Market of Malaysia with stock code 0007), Richwood Ventures Bhd, Panpay Holdings Sdn Bhd, Pantop Millennium Sdn Bhd and Pantop Venture Capital Sdn Bhd.

Mr. Ting graduated from the University of Wisconsin in the United States with a degree in economics.

Mr. Ting was awarded the Pacific Asia Outstanding Corporation Award given by YB Dato’ Sri Hj. Fadillah, Deputy Prime Minister of Malaysia, the Industry Engagement Cultural and 10th Year Promas Award given by Dato’ Seri Dr Ahmad Zahid Hamidi, Deputy Prime Minister of Malaysia. He was also awarded the Outstanding Young Entrepreneur Award by Dato Seri Diraja Zambry, the former Chief Minister of Perak, Best Entrepreneur and Top CEO Award by the Asia-Pacific Region’s Most Excellent Brands Committee of the GB Business World magazine in 2012, 2018, and 2019.

Mr. Ting is also the founder of Asia Pacific Investment Trade Economic Zone Association, a society that creates a platform to help and cultivate many businessmen or entrepreneurs to grow and expand their business. He is also an EXCO member of Community Policing Malaysia.

Duties of Directors

Under Cayman Islands law, the fiduciary duties owed by a director and officer include (a) a duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole, (b) a duty to exercise their powers for the purposes for which they were conferred and not for a collateral purpose, (c) a duty to avoid improperly fettering the exercise of future discretion, (d) a duty to avoid any conflict of interest between the director’s duty to the company and the director’s personal interests, and (e) a duty to exercise independent judgment. In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

Terms of Directors and Executive Officers

Under our amended and restated memorandum and articles of association, a director may be appointed by ordinary resolution or by the directors. An appointment of a director may be on terms that the director will automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between our Company and the director, if any, but no such term will be implied in the absence of express provision. It is expected that, whether by ordinary resolution or by resolution of the directors, each director will be appointed on the terms that the director will hold office until the appointment of the director’s successor, unless the director has sooner vacated office or been removed from office.

Qualification

Under our amended and restated memorandum and articles of association, a director is not required to hold any shares in our Company by way of qualification. A director who is not a shareholder of our Company is nevertheless entitled to attend and speak at general meetings.

Terms of Directors and Officers

The directors of the Company may be elected by a resolution of our board of directors, or by an ordinary resolution of our shareholders. The directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution of the shareholders. A director will cease to be a director if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found by our company to be or becomes of unsound mind, (iii) resigns his office by notice in writing to the company, or (iv) without special leave of absence from our board, is absent from three consecutive board meetings and our directors resolve that his office be vacated, or (v) is removed from office by ordinary resolution, or pursuant to any other provisions of our articles of association

A director is not required to hold any shares in our company to qualify to serve as a director. A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our company is required to declare the nature of his interest at a meeting of our directors. A director may vote with respect to any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein, and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of our directors at which any such contract or transaction is considered. Our directors may exercise all the powers of our company to borrow money, mortgage or charge its undertaking, property and uncalled capital and to issue debentures or other securities whenever money is borrowed or as security for any debt, liability or obligation of our company or of any third party.

Our officers are elected by and serve at the discretion of the board of directors. Our directors are not subject to a term of office and hold office until their resignation, death or incapacity, or until their respective successors have been elected and qualified or until his or her office is otherwise vacated in accordance with our articles of association.

Our Board of Directors, which has no independent members, acts as the compensation committee for the Company and determines the compensation and benefits of our executive officers, will administer our employee stock and benefit plans, and reviews policies relating to the compensation and benefits of our employees. Our lack of an independent compensation committee presents the risk that an executive officer on the board may have influence over his or her personal compensation and may obtain benefits levels that may not be commensurate with our financial performance.

Independent Directors

NASDAQ’s rules generally require that a majority of an issuer’s board of directors consist of independent directors. Our board of directors currently consists of one director who is not considered independent within the meaning of NASDAQ’s rules.

Family Relationships

There are no family relationships among our directors or executive officers and the Company.

Legal Proceedings

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our current directors, executive officers, promoters, control persons, or nominees has been:

●	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

●	the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Business Conduct and Ethics

The Company has not adopted a Code of Business Conduct and Ethics.

Committees of the Board of Directors

The Company does not currently have, and does not currently intend to establish, any committees of the Board of Directors.

Employment Agreement with our Executive Officer

We currently do not have any employment or consulting agreements with any executive officers or directors.

Compensation of Directors and Executive Officers

No executive compensation was paid during the period from the date of incorporation to the period ended September 30, 2025. Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock-based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of September 30, 2025, we had no outstanding equity awards.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the beneficial ownership of our Shares by each executive officer and director, by each person known by us to beneficially own more than 5% of our Ordinary Shares and by the executive officers and directors as a group. As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days, such as options or warrants to purchase our Ordinary Shares.

All of our shareholders, including the shareholders listed below, have the same voting rights attached to their Shares. None of our principal shareholders or our director and executive officers have different or special voting rights with respect to their Ordinary Shares. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on Ordinary Shares, Class B Ordinary Shares and Class A Preference Shares issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our Ordinary Shares.

Name of Beneficial Owner	Class A Ordinary Shares Beneficially Owned Prior to this Offering	Percent of Ordinary Class	Percent of Voting right	Class B Ordinary Shares Beneficially Owned Prior to this Offering	Percent of Ordinary Class	Percent of Voting right	Preference A Shares Beneficially Owned Prior to this Offering	Percent of Preference Class	Percent of Voting right
Ting Teck Sheng	30,000,000	100%	100%	30,000,000	100%	100%	50,000	100%	100%

As of the date of this prospectus, none of our outstanding Ordinary Shares and Preference Shares are held by record holders in the United States. We are not aware of any arrangement that may result in a change of control of the Company at a subsequent date.

RELATED PARTY TRANSACTIONS

During the period from incorporation until the date of this prospectus, there have been no transactions to which the Company was a party in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest is. As of September 30, 2025, there is an amount of US$2,257 due to our sole officer and director, Ting Teck Sheng. The nature of the amount due is related to Company’s initial formation cost and there is no interest rate charges nor due date for the amount.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our amended and restated memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as our “articles of association”).

We were incorporated as an exempted company with limited liability under the Cayman Companies Act on April 11, 2025. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from carrying on a trade or business in the Cayman Islands with any person except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Class A Ordinary Shares

As of the date of this prospectus, we are authorized to issue 245,000,000 Ordinary Shares, par value $0.0001 per share. All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such Ordinary Shares. We may not issue shares or warrants to bearer.

Subject to the provisions of the Cayman Companies Act and our memorandum and articles of association regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Class B Ordinary Shares

As of the date of this prospectus, we are authorized to issue 245,000,000 Class B Shares, par value $0.0001 per share. All of our issued and outstanding Class B Shares are fully paid and non-assessable. Our Class B Shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Class B Shares will not receive a certificate in respect of such Class B Shares.

Preference Shares

Our amended and restated memorandum and articles of association authorize 5,000,000 Preference A Shares and 5,000,000 Preference B Shares and provide that Preference Shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions of the Preference B Shares. Our board of directors will be able to, without shareholder approval, issue Preference Shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the Ordinary Shares and could have anti-takeover effects. The ability of our board of directors to issue Preference Shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no Preference Shares outstanding as of the date of this prospectus. Although we do not currently intend to issue any Preference Shares, we cannot assure you that we will not do so in the future. No Preference Shares are being issued or registered in this offering.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is VStock Transfer. Their address is 18 Lafayette Pl., Woodmere, NY 11598. Their telephone number is (212) 828-8436.

Dividends

Subject to the provisions of the Cayman Companies Act, our amended and restated memorandum and articles of association and any rights and restrictions attaching to any of our shares:

(a)	the directors may declare and pay interim dividends or recommend final dividends out of our funds which are lawfully available for that purpose; and

(b)	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

The directors, when paying dividends to shareholders may make such payment wholly or partly in cash and/or in specie. No dividend shall bear interest.

Voting Rights

Class A Ordinary Shares - Subject to any rights or restrictions as to voting attached to any shares, (i) on a show of hands every shareholder present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall, at a general meeting of our Company, each have one vote; and (ii) on a poll every shareholder present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall have two (2) votes for each Ordinary Share of which he or the person represented by proxy is the holder.

Class B Ordinary Shares -  Subject to any rights or restrictions as to voting attached to any shares, (i) on a show of hands every shareholder present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall, at a general meeting of our Company, each have one vote; and (ii) on a poll every shareholder present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall have one (1) vote for each Class B Ordinary Share of which he or the person represented by proxy is the holder.

Class A Preference Shares - Subject to any rights or restrictions as to voting attached to any shares, (i) on a show of hands every shareholder present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall, at a general meeting of our Company, each have one vote; and (ii) on a poll every shareholder present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall have fifty (50) votes for each Class A Preference Share of which he or the person represented by proxy is the holder.

Conversion Rights

Ordinary Shares and Class B Ordinary Shares are not convertible. Class A Preferred Shares are convertible, at the option of the holder thereof and automatically under certain conditions, into Ordinary Shares on a one-to-one basis.

Modification of Rights of Shares

Whenever our capital is divided into different classes of shares, subject to any rights or restrictions for the time being attached to any class of shares, the rights attaching to any class of shares may only be materially adversely varied with the consent in writing of the holders of all of the issued shares of that class, or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class.

Subject to any rights or restrictions for the time being attached to any class of shares, the rights conferred on the holders of the shares of any class shall not be deemed to be materially adversely varied by, inter alia, the creation, allotment, or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by us. The rights of the holders of our shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preference or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Alteration of Share Capital

Subject to the Cayman Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(d)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the Cayman Companies Act, our shareholders may, by special resolution, reduce our share capital and any capital redemption reserve in any manner authorized by law.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares and each shareholder shall (subject to receiving at least 14 calendar days’ notice specifying the time or times of payment), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate of eight percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on every share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that share. We also have a first and paramount lien on every share registered in the name of a person indebted or under liability to us (whether he is the sole registered holder of a share or one of two or more joint holders). The lien is for all amounts owing to us by the shareholder or the shareholder’s estate (whether or not presently payable). At any time the directors may declare a share to be wholly or in part exempt from the lien on shares provisions of our amended and restated memorandum and articles of association. Our lien on a share extends to any amount payable in respect of it, including but not limited to dividends.

We may sell, in such manner as the directors may determine, any share on which we have a lien. However, no sale will be made unless an amount in respect of which the lien exists is presently payable or until the expiration of 14 calendar days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable has been given to the registered holder of the share, or the persons entitled thereto by reason of his death or bankruptcy.

Unclaimed Dividend

Subject to the Cayman Companies Act, a dividend that remains unclaimed after a period of six calendar years from the date of declaration of such dividend may be forfeited by the board of directors and, if so forfeited, shall revert to the Company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call or instalment of a call in respect of partly paid shares on the day appointed for payment, the directors may serve a notice on the shareholder requiring payment of the unpaid call or instalment, together with any interest which may have accrued. The notice must name a further day (not earlier than the expiration of 14 calendar days from the date of the notice) on or before which the payment required by the notice is to be made, and must state that in the event of non-payment at or before the time appointed, the shares in respect of which the call is made will be liable to be forfeited.

If the requirements of any such notice are not complied with, the directors may, before the payment required by the notice has been made, resolve that any share in respect of which that notice has been given be forfeited.

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares forfeited, but his liability shall cease if and when we receive payment in full of the unpaid amount on the shares forfeited.

A certificate in writing made by a director that a share has been duly forfeited on a date stated in the certificate shall be conclusive evidence of the facts in the declaration as against all persons claiming to be entitled to the particular share(s).

The directors may accept the surrender for no consideration of any fully paid share.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and our amended and restated memorandum and articles of association, we may:

(a)	issue shares that are to be redeemed or are liable to be redeemed, at our option or at the option of the shareholder holding those redeemable shares, in the manner and upon the terms as may be determined, before the issue of those shares, by the directors;

(b)	purchase our own shares (including any redeemable shares) on the terms and in the manner which have been approved by the directors or are otherwise authorized by our amended and restated memorandum and articles of association; and

(c)	make a payment in respect of the redemption or purchase of our own shares in any manner permitted by the Cayman Companies Act, including out of capital.

Transfer of Shares

Subject to our amended and restated memorandum and articles of association about the transfer of Ordinary Shares, our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in a common form or any other form otherwise approved by our board of directors, executed:

(a)	where the Ordinary Shares are fully paid, by or on behalf of that shareholder; and

(b)	where the Ordinary Shares are nil or partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain a shareholder until the name of the transferee is entered in our register of members in respect of the relevant Ordinary Shares.

Where the shares of the Company in question are not listed on or subject to the rules of the Nasdaq Capital Market, our board of directors may, in its absolute discretion, decline to register any transfer of any share of the Company that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such share unless:

(a)	the instrument of transfer is lodged with us, accompanied by the certificate for the share to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of share;

(c)	the instrument of transfer is properly stamped, if required;

(d)	the share is fully paid and free of any lien in favor of the Company;

(e)	any fee related to the transfer has been paid to us; and

(f)	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.

If our directors refuse to register a transfer, they are required pursuant to our amended and restated memorandum and articles of association to, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 10 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and our register of members may not be closed for more than 30 calendar days in any calendar year.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records.

General Meetings

As a Cayman Islands exempted company with limited liability, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to in each calendar year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

A majority of our directors may call general meetings and they must on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of our Company. A shareholders’ requisition is a requisition of shareholders holding at least twenty-five percent of the rights to vote at such extraordinary general meeting. The requisition must state the purpose of the meeting and must be signed by or on behalf of each requisitioner (and for this purpose each joint holder shall be obliged to sign) and delivered in accordance with the notice provisions of our articles of association. If directors do not within 21 Clear Days from the receipt of the requisition duly proceed to convene a general meeting, the requisitioners, or any of them may themselves convene a general meeting, but any meeting so convened must be called no later than three calendar months after the expiration of the said 21 Clear Day period.

At least five Clear Days’ notice of an annual general meeting must be given to shareholders. For any other general meeting, at least five Clear Days’ notice must be given to shareholders. An annual general meeting or general meeting may be convened on shorter notice, subject to the Cayman Companies Act with the consent of shareholders who, individually or collectively, hold at least ninety percent of the voting rights of all those who have a right to vote at that meeting. Every notice shall specify the place, the date and the hour of the meeting, if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting, if a resolution is proposed as a Special Resolution, the text of that resolution and, subject to the requirements of any Nasdaq listing rules, the general nature of the business to be transacted and shall be given in the manner mentioned in our articles of association or in such other manner if any as may be prescribed by our Company.

No business may be transacted at any general meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. At a general meeting of the Company to (i) consider or adopt a Special Resolution, one or more shareholders holding shares that represent not less than two-thirds of the votes eligible to be cast at such general meeting, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, and (ii) consider or adopt a Special Resolution, one or more shareholders holding shares that represent not less than one-half of the votes eligible to be cast at such general meeting, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, in each case, shall be a quorum for all purposes.

If, within fifteen minutes from the time appointed for the general meeting, a quorum is not present, (a) if the meeting was requisitioned by shareholders, it shall be cancelled; and (b) in any other case, the meeting shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the board of directors. If a quorum is not present within fifteen minutes of the time appointed for the adjourned meeting, then the shareholders present in person or by proxy shall constitute a quorum.

The chairman may, with the consent of shareholders constituting a quorum, (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for more than 7 Clear Days, notice of the adjourned meeting shall be given in accordance with our articles of association.

At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by (a) the chairman of the meeting, (b) at least five shareholders having the right to vote on the resolutions, or (c) any shareholder holding not less than 10 percent of the voting rights of all those who have a right to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman of the meeting that a resolution has, on a show of hands, been carried or lost, and an entry to that effect in the book of the proceedings of our Company, shall be conclusive evidence of the outcome, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

Unless otherwise determined by our shareholders by ordinary resolution, we are required to have a minimum of one director and the exact number of directors will be determined from time to time by our board of directors.

Our board of directors will initially be divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Subject to the terms of any preference shares, any or all of the directors may be removed from office at any time by an ordinary resolution, which requires the affirmative vote of at least a majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the company.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

The remuneration of the directors may be determined by the directors or by ordinary resolution.

A director is not required to hold any shares in our Company by way of qualification. A director who is not a shareholder of our Company is nevertheless entitled to attend and speak at general meetings.

An appointment of a director may be on terms that the director will automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between our Company and the director, if any, but no such term will be implied in the absence of express provision. Each director whose term of office expires will be eligible for re-election at a meeting of the shareholders or re-appointment by the board of directors.

A director may be removed by ordinary resolution.

The office of a director will be terminated if the director:

(a)	is prohibited by the law of the Cayman Islands from acting as a director; or

(b)	is made bankrupt or makes an arrangement or composition with his creditors generally; or

(c)	resigns his or her office by notice to the Company; or

(d)	has only held office as a director for a fixed term and such term expires; or

(e)	in the opinion of a registered medical practitioner by whom he or she is being treated becomes physically or mentally incapable of acting as a director; or

(f)	is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director); or

(g)	is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)	without the consent of the other directors, is absent from meetings of directors for a continuous period of six months.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act and our amended and restated memorandum and articles of association, our business shall be managed by the directors, who may exercise all our powers. No alteration of our amended and restated memorandum and articles of association shall invalidate any prior act of the directors.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders. Persons on the committee may include non-directors so long as the majority of those persons are directors. Any such committee shall be made up of such members as required by the Nasdaq listing rules or otherwise required by applicable law. Our board of directors have established an audit committee, a compensation committee, and a nomination and corporate governance committee.

The board of directors may establish any local or divisional board or agency for managing any of the affairs of the Company whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may appoint any person, whether nominated directly or indirectly by the directors, to be the attorney or the authorized signatory of the Company. The appointment may be:

(a)	for any purpose;

(b)	with the powers, authorities and discretions;

(c)	for the period; and

(d)	subject to such conditions as the directors think fit.

The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles of association. The directors may do so by power of attorney or any other manner they think fit.

The directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital, or any part thereof, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or its parent undertaking (if any) or any subsidiary undertaking of the Company or of any third party.

A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our company shall declare the nature of his or her interest at a meeting of the directors.

Subject to the provisions of the Companies Act and provided A Director has declared to the board the nature and extent of any personal interest of his in a matter, transaction or arrangement, such Director notwithstanding his office may:

(a)  hold any office or place of profit in the Company, except that of auditor;

(b)  hold any office or place of profit in any other company or entity promoted by the Company or in which it has an interest of any kind;

(c)  enter into any contract, transaction or arrangement with the Company or in which the Company is otherwise interested;

(d)  act in a professional capacity (or be a member of a firm which acts in a professional capacity) for the Company, except as auditor;

(e)  sign or participate in the execution of any document in connection with matters related to that interest;

(f)  participate in, vote on and be counted in the quorum at any meeting of the Directors that considers matters relating to that interest; and

(g)  do any of the above despite the fiduciary relationship of the Director’s office:

(i)  without any liability to account to the Company for any direct or indirect benefit accruing to the Director; and

(ii)  without affecting the validity of any contract, transaction or arrangement.

Capitalization of Profits

Subject to the Cayman Companies Act, the directors may resolve to capitalize:

(a)	any part of the Company’s profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of the Company’s share premium account or capital redemption reserve, if any.

Liquidation Rights

If we are wound up, the shareholders may, subject to our articles of association and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	divide amongst the shareholders in specie or in kind the whole or any part of our assets and, for that purpose, value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders; and/or

(b)	to vest the whole or any part of the assets in trustees for the benefit of Members and those liable to contribute to the winding up.

Register of Members

Under Cayman Islands law, we must keep a register of members and there will be entered therein:

●	the names and addresses of the members, a statement of the shares held by each member, which:

✔	distinguishes each share by its number (so long as the share has a number);

✔	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

✔	confirms the number and category of shares held by each member; and

✔	confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the Company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our Ordinary Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

The Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

	Delaware	Cayman Islands

Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association

Duties of Directors	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

A director owes fiduciary duties to a company, including to exercise powers for the purposes conferred, exercise independent judgment, not make secret profits, avoid conflicts of interest and act in good faith in the best interests of the company as a whole.

In addition to fiduciary duties, directors owe a duty of care, diligence and skill in the exercise of their powers and in the conduct of the company’s affairs.

Such duties are owed to the company but may be owed directly to creditors or shareholders in certain limited circumstances.

Limitations on Personal Liability of Directors	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.	Liability of directors may be limited except with regard to their own fraud, dishonesty or willful default.

Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.	A Cayman Islands exempted company generally may indemnify its directors or officers except with regard to fraud, dishonesty or willful default.

Interested Directors	Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.	Subject to a director’s fiduciary duties and duty of care, diligence and skill in the exercise of their powers and in the conduct of the company’s affairs, interested director transactions are governed by the terms of a company’s memorandum and articles of association.

Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

Certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Cayman Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or if permitted by the memorandum and articles of association, by unanimous written consent of all the shareholders entitled to vote at a general meeting.

Voting for Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	Director election is governed by the terms of the memorandum and articles of association.

Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	There are no prohibitions in relation to cumulative voting under the Cayman Companies Act.

Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	The memorandum and articles of association may only be amended by a special resolution of the shareholders (as described above).

Nomination and Removal of Directors and Filling Vacancies on Board	Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.	Nomination and removal of directors and filling of board vacancies are governed by the terms of the memorandum and articles of association.

Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company (unless one Cayman Islands company is merging with and into another Cayman Islands company which owns or controls 90% of the voting power in the first company),, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies in the Cayman Islands together with a declaration as, among other things, to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

Minority shareholders that dissent from a merger are entitled to be paid the fair value of their shares, which if necessary, may ultimately be determined by the Grand Court of the Cayman Islands.

Where a bidder in connection with a tender offer / contractual acquisition of equity (i.e. not a statutory merger under the Cayman Islands Companies Act) has acquired 90% or more in value of the shares in a Cayman Islands company, it can (unless the Grand Court of the Cayman Islands thinks fit to order otherwise following application by the remaining shareholders) compel the acquisition of the shares of the remaining shareholders and thereby become the sole shareholder.

A Cayman Islands company may also be acquired through a “scheme of arrangement” sanctioned by the Grand Court of the Cayman Islands and approved by 75% in value of shareholders in attendance and voting (either in person or by proxy) at a general meeting.

Shareholder Suits	Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. A shareholder may be entitled to bring a derivative action on behalf of the company, but only in certain limited circumstances.

Inspection of Corporate Records	Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders generally do not have any rights to inspect or obtain copies of the register of shareholders or other corporate records of a company.

Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.	The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow one or more shareholders who together hold at least twenty-five per-cent of the rights to vote at a general meeting to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. The requisition must also (a) specify the purpose of the meeting; (b) be signed by or on behalf of each requisitioner (and for this purpose each joint holder shall be obliged to sign); and (c) be delivered in accordance with the notice provisions of our memorandum and articles of association. Our articles of association provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

Approval of Corporate Matters by Written Consent	Delaware law permits shareholders to take actions by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.	The Cayman Companies Act allows shareholder resolutions to be passed in writing if signed by all the shareholders entitled to vote (if authorized by the memorandum and articles of association).

Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Cayman Companies Act does not have provisions governing the proceedings of shareholders meetings, which are usually provided in the memorandum and articles of association.

Dissolution; Winding Up	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.	Under the Cayman Companies Act, a company may be wound up voluntarily (a) by virtue of a special resolution, (b) because the period, if any, fixed for the duration of the company by its articles of association has expired, or (c) because the event, if any, has occurred, on the occurrence of which its articles of association provide that the company shall be wound up. Under the Cayman Companies Act, a company may also be wound up compulsorily by order of the Grand Court of the Cayman Islands, including if the company is unable to pay its debts as they fall due or the Grand Court of the Cayman Islands is of the opinion that it is just and equitable that the company should be wound up.

Anti-Money Laundering, Counter Terrorist Financing , Prevention of Proliferation Financing and Financial Sanctions Compliance  —Cayman Islands

If any person resident in the Cayman Islands knows or suspects , or has reasonable grounds for knowing or suspecting , that another person is engaged in criminal conduct is involved with terrorism or terrorist property or proliferation financing or is the business combination partner of a financial sanction and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act ( As Revised), of the Cayman Islands if the disclosure relates to criminal conduct , money laundering or proliferation financing or is the business combination partner of a financial sanction; or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act ( As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report will not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise. We reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering, counter-terrorist financing, prevention of proliferation financing and financial sanctions or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

Should a shareholder or its duly authorized delegates or agents be, or become (or is believed by the company or its affiliates (“Agents”) to be or become) at any time while it owns or holds an interest in the company, (a) an individual or entity named on any sanctions list maintained by the United Kingdom (including as extended to the Cayman Islands by Orders in Council) or the Cayman Islands or any similar list maintained under applicable law or is otherwise subject to applicable sanctions in the Cayman Islands (a “Sanctions Subject”) or (b) an entity owned or controlled directly or indirectly by a Sanctions Subject, as determined by the company in its sole discretion, then (i) the company or its Agents may immediately and without notice to the shareholder cease any further dealings with the shareholder or freeze any dealings with the interests or accounts of the shareholder (e.g., by prohibiting payments by or to the shareholder or restricting or suspending dealings with the interests or accounts) or freeze the assets of the company (including interests or accounts of other shareholders who are not Sanctions Subjects), until the relevant person ceases to be a Sanctions Subject or a license is obtained under applicable law to continue such dealings (a “Sanctioned Persons Event”), (ii) the company and its Agents may be required to report such action or failure to comply with information requests and to disclose the shareholder’s identity (and/or the identity of the shareholder’s beneficial owners and control persons) to the Cayman Islands Monetary Authority, the Cayman Islands Financial Reporting Authority, or other applicable governmental or regulatory authorities (without notifying the Subscriber that such information has been so provided) and (iii) the company and its Agents have no liability whatsoever for any liabilities, costs, expenses, damages and/or losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of revenue, loss of reputation and all interest, penalties and legal costs and all other professional costs and expenses) incurred by the shareholder as a result of a Sanctioned Persons Event.

By subscribing for shares, the subscriber consents to the disclosure of any information about them to regulators and others upon request in connection with money laundering and similar matters both in the Cayman Islands and in other jurisdictions.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (as Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

We will not hold your personal data for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by accessing their website here: ombudsman.ky.

History of Share Issuances

The following is a summary of our share issuances since incorporation:

On February 11, 2025, we issued 1 Class A share to our founder (our chief executive officer and director), converted into 100 Class A shares due to a capitalization reorganization by the Company.

On December 22, 2025 we issued 29,999,900 Class A shares to our founder for services rendered.

On December 22, 2025 we issued 30,000,000 Class B shares to our founder for services rendered.

On December 22, 2025, we issued 50,000 Class A Preference shares to our founder for services rendered.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the closing of this offering, we will have 32,000,000 outstanding Ordinary Shares. Of that amount, up to 2,000,000 Ordinary Shares will be publicly held by investors participating in this offering, and Ordinary Shares will be held by our existing shareholders, some of whom may be our affiliates as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our affiliates in the United States without restriction or further registration under the Securities Act. Ordinary Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The Ordinary Shares issued and outstanding prior to this offering are restricted securities, as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

In general, persons who have beneficially owned restricted Ordinary Shares for at least six months, and any affiliate of the Company who owns either restricted or unrestricted securities, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

Non-Affiliates

Any person who is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a seller may sell an unlimited number of restricted securities under Rule 144 if:

●	the restricted securities have been held for at least six months, including the holding period of any prior owner other than one of our affiliates;

●	we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale; and

●	we are current in our Exchange Act reporting at the time of sale.

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell an unlimited number of restricted securities without regard to the length of time we have been subject to Exchange Act periodic reporting or whether we are current in our Exchange Act reporting.

Affiliates

Persons seeking to sell restricted securities who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to the restrictions described above. They are also subject to additional restrictions, by which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three month period only that number of securities that does not exceed the greater of the following:

●	1% of the number of Ordinary Shares then outstanding, which will equal approximately 2,071,000 Ordinary Shares immediately after the closing of this offering based on the number of Ordinary Shares outstanding as of the date of this prospectus; or

Additionally, persons who are our affiliates at the time of, or any time during the three months preceding, a sale may sell unrestricted securities under the requirements of Rule 144 described above, without regard to the six month holding period of Rule 144, which does not apply to sales of unrestricted securities.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers, or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until 90 days after the date of this prospectus before selling any such shares. However, the Rule 701 shares would remain subject to lock-up arrangements as described below and would only become eligible for sale when the lock-up period expires.

Regulations

Regulations under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates, or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulations are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director may resell their restricted shares in an “offshore transaction” under Regulation S if:

●	none of the shareholder, its affiliate, nor any person acting on their behalf engages in directed selling efforts in the United States, and

●	in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee, or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

MATERIAL INCOME TAX CONSIDERATION

Malaysian Enterprise Taxation

The following brief description of Malaysian enterprise income taxation is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

Income Tax in Malaysia

The principal legislation that governs a person’s income tax in Malaysia is the ITA 1967. The regulatory body implementing and enforcing the ITA is the Inland Revenue Board of Malaysia (“IRB”). Pursuant to Section 3 of the ITA, income tax shall be charged for each year of assessment (“YA”) upon the income of any person accruing in or derived from Malaysia or received in Malaysia from outside Malaysia.

Pursuant to Section 8 of the ITA, a company is a tax resident in Malaysia if its management and control are exercised in Malaysia. Management and control are normally considered to be exercised at the place where the directors’ meetings concerning management and control of the company are held. The income tax rate payable by a resident company differs depending on the amount of the company’s paid-up capital and its annual sale in relation to the particular YA. With reference to Appendix 10 (Imposition of Cukai Makmur) of the Budget 2022, a resident company with a paid-up capital not exceeding MYR2.5 million and an annual sale of not more than MYR50 million during YA 2022 is categorized as a Micro, Small, and Medium Enterprise (“MSME”) and is subject to an income tax rate of 17% on the first MYR600,000 chargeable income and. The remaining chargeable income above MYR600,000 is taxed at 24%. A resident company that is not categorized as an MSME will be taxed at 24% for all its chargeable income. Further, for YA 2022 only, a special one-off tax (Cukai Makmur) will be imposed on companies (other than MSMEs) generating high income during the COVID-19 pandemic period. The one-off tax consists of the following two parts: (i) the chargeable income up to the first MYR100 million is subject to a 24% tax rate; and (ii) the remaining chargeable income above MYR100 million is taxed at 33%.

Pursuant to the ITA, a non-resident company—namely, a company whose management and control are not exercised in Malaysia and thus does not fall under the purview of Section 8 of the ITA—is subject to the following tax rates:

Types of Income	Rate (%)
Business income	24
Royalties derived from Malaysia	10
Rental of moveable properties	10
Advice, assistance, or services rendered in Malaysia	10
Interest	15	*
Dividends	Exempt
Other income	10

Note: Where the recipient is resident in a country that has a double tax agreement with Malaysia, the tax rates for the specific sources of income may be reduced

*	Interest paid to a non-resident by a bank or a finance company in Malaysia is exempt from tax.

Foreign-Sourced Income

Malaysia adopts a territorial principle of taxation, under which only income accruing in or derived from or received in Malaysia from outside Malaysia is subject to income tax in Malaysia pursuant to Section 3 of the ITA. Previously, “income received in Malaysia from outside Malaysia” or “foreign-sourced income” (“FSI”) received by Malaysian taxpayers is not taxable due to the availability of tax exemption under Paragraph 28, Schedule 6 of the ITA (“Para 28”). This exemption is applicable to any person other than a resident company carrying on the business of banking, insurance, or sea or air transport, in respect of income derived from sources outside Malaysia and received in Malaysia, pursuant to Para 28. On October 29, 2021, however, the Malaysian government announced via the Budget 2022 that the exemption under Para 28 will no longer be applicable to tax residents, effective from January 1, 2022. Therefore, income tax will be imposed on resident persons in Malaysia on income derived from foreign sources and received in Malaysia with effect from January 1, 2022. Such income will be treated equally vis-à-vis income accruing in or derived from Malaysia and taxable under Section 3 of the ITA.

In summary, the tax treatments for the income of a person in Malaysia are depicted as follows:

Income Derived From	Income Received In	Prior to January 1, 2022	Effective from January 1, 2022
Malaysia	Malaysia	Taxable	Taxable
Malaysia	Malaysia from outside Malaysia	Taxable	Taxable
Overseas	Malaysia from outside Malaysia	Tax Exempted	Taxable
Overseas	Overseas	Tax Exempted	Tax Exempted

On November 16, 2021, the IRB announced the Special Income Remittance Program (“SIRP”) for Malaysian tax residents whose income is derived from foreign sources and received in Malaysia. The implementation of taxation on FSI is staggered into the following two timelines, depending on the timing of remittance of FSI into Malaysia: (i) during the period from January 1 to June 30, 2022 (six months) (the “SIRP Period”), FSI remitted shall be taxed at a fixed rate of 3% on the gross amount of income remitted; and (ii) on or after July 1, 2022, FSI remitted shall be taxed at the prevailing tax rate applicable to tax residents on the statutory income, namely, gross FSI less expenses attributable to the FSI. FSI remitted under the SIRP will be accepted in good faith by the IRB as the IRB will not conduct an audit or investigation on the taxpayer. In addition, the IRB will not impose any penalty on FSI remitted during the SIRP Period.

Notwithstanding the implementation of taxation on FSI, the Malaysian Ministry of Finance announced on December 30, 2021 that exemption from income tax would be available for a period of five years commencing from January 1, 2022 to December 31, 2026 on certain categories of FSI received by Malaysian tax residents, when certain qualifying conditions are met. Specifically, (i) for individuals excluding those carrying on business in Malaysia through a partnership, all categories of FSI are exempted; and (ii) for companies and limited liability partnerships, foreign-sourced dividend income is exempted.

The Malaysian Ministry of Finance will enact the above income tax exemption by issuing a Ministerial exemption order in due course. Notably, this income tax exemption will also be subject to a set of eligibility requirements that will be detailed in the guidelines to be issued by the IRB.

Profit Distribution and Withholding Tax

Malaysia is under the single-tier tax system, under which income tax imposed on a company’s chargeable income is a final tax, and dividends distributed are exempt from tax in the hands of the shareholders pursuant to Section 108 of the ITA. As such, companies are not required to deduct tax from dividends paid to shareholders, and no tax credits will be available to offset against the recipient’s tax liability. Corporate shareholders receiving exempt single-tier dividends can, in turn, distribute such dividends to their own shareholders, who are also exempt on such receipts. In addition, while Malaysia imposes withholding tax on certain payments, such as interest, royalties, contract payments, and special classes of income, Malaysia does not do so on dividends in addition to tax on the profits out of which the dividends are declared. Such position aligns with the double taxation agreements (“DTAs”) concluded by Malaysia with an extensive number of countries, including the United States. Pursuant to the DTAs, no withholding tax will be imposed on dividends paid by Malaysian companies to non-residents.

In view of the above, we believe that dividends which will be paid to us from our direct subsidiary in Malaysia will not be subject to any withholding tax.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporate tax.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in a form substantially similar to the following:

“The Tax Concessions Act
(Revised)
Undertaking as to Tax Concessions

In accordance with the Tax Concessions Act (Revised), the following undertaking is hereby given to the Company:

1.	That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1	On or in respect of the shares, debentures or other obligations of the Company; or

2.2	by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act (Revised).

These concessions shall be for a period of 30 years from the 22nd day of December 2025.”

United States Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations, such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

●	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Ordinary Shares through partnerships or other pass-through entities;

●	beneficiaries of a Trust holding our Ordinary Shares; or

●	persons holding our Ordinary Shares through a trust.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Ordinary Shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the PFIC rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the NYSE and the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

 To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

 Taxation of Dispositions of Ordinary Shares

 Subject to the PFIC rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

 PFIC

 A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “—Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Ordinary Shares when inherited from a decedent that was previously a holder of our Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares, or a mark-to-market election and ownership of those Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares. Failure to report such information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file a Form 8938.

PLAN OF DISTRIBUTION

This is a self-underwritten best-efforts offering. This prospectus is part of a Registration Statement that permits our shareholders, officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. At present, we expect that our shareholders, officers and directors will personally contact friends, family members and business acquaintances and inform them about the offering. In addition, we may market the offering to institutional investors through our shareholders, officers and directors. We may also offer our Ordinary Shares through FINRA licensed brokers, dealers or agents, although we have no current plans or arrangements to do so.

In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set forth in Rule 3a4- 1 under the Exchange Act. Our officers and directors will not register as a broker-dealers pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4- 1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer. In that regard, we confirm that:

a.	None of our officers or directors are subject to a statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act;

b.	None of our officers or directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in our Ordinary Shares;

c.	None of our officers or directors is or will be, at the time of his participation in the offering, an associated person of a broker-dealer; and

d.	Our officers or directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4- 1 of the Exchange Act, in that each (A) primarily perform substantial duties for or on our behalf, other than in connection with transactions in securities, and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding 12 months, and (C) has not participated in selling and offering securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4- 1.

None of our officers or directors, control persons or affiliates intend to purchase any shares in this offering.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

●	Execute and deliver a subscription agreement; and

●	Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) _________ or (ii) escrow agent as agreed by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of Ordinary Shares purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this Registration Statement, we are required to comply with Regulation M. In general, Regulation M precludes the selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus.

Selling Restrictions

Canada

Our securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Regulation, or each, a Relevant Member State, an offer to the public of our securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our securities may be made at any time under the following exemptions under the Prospectus Regulation, if they have been implemented in that Relevant Member State:

(i)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of our securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Hong Kong

Our securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of our securities.

Accordingly, the securities have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Ordinary Shares constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Ordinary Shares. The securities may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the securities constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the securities. The securities may only be transferred en bloc without subdivision to a single investor.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our securities are subscribed or purchased under Section 275 by a relevant person which is a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired our securities under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, (b) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (c) where no consideration is or will be given for the transfer; (d) where such transfer is by operation of law; or (e) as specified in Section 276(7) of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, or (5) as specified in Section 276(7) of the SFA.

Australia

This document:

●	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (the “Corporations Act”);

●	has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

●	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors available under section 708 of the Corporations Act (“Exempt Investors”).

The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.

As any offer of the securities under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities, you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

New Zealand

The Ordinary Shares offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

(a)	to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money; or

(b)	to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public; or

(c)	to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or

(d)	in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or re-enactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

BVI

We are not licensed to conduct investment business in the BVI by the BVI Financial Services Commission and this prospectus does not constitute an offer to members of the public of our Ordinary Shares, whether by way of sale or subscription, in the BVI. Our Ordinary Shares have not been offered or sold, will not be offered or sold and no invitation to subscribe for our Ordinary Shares will be made, directly or indirectly, to members of the public in the BVI.

Cayman Islands

No offer or invitation, whether directly or indirectly, is being or may be made to the public in the Cayman Islands to subscribe for any of our securities

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses that are expected to be incurred in connection with the sale of Ordinary Shares in this offering. With the exception of the registration fee payable to the SEC and the NASDAQ.

SEC registration fee	$1,104.80
NASDAQ Listing Fee		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fee and expenses		*
Miscellaneous expenses		*
Total		*

*	To be filed by amendment

LEGAL MATTERS

The validity of our Ordinary Shares and certain other matters of Cayman Island law will be passed upon for us by Carey Olsen Cayman Limited (“Carey Olsen”). We are being represented by Patrizio & O’Leary LLP with respect to certain legal matters of U.S. federal securities laws in connection with this offering.

EXPERTS

The consolidated financial statements as of September 30, 2025 included in this prospectus have been so included in reliance upon the report of TAAD LLP an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The Cayman Islands, however, has a different body of securities laws as compared to the United States and provides less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

Substantially all of our assets are located in Malaysia. In addition, most of our directors and officers are nationals or residents of Malaysia and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global as our U.S. registered agent to receive service of process with respect to any action brought against us in the United States.

Carey Olsen, our counsel with respect to the laws of the Cayman Islands, has advised us that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us, judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Our counsel to Malaysian law has advised us that there is uncertainty as to whether the courts of Malaysia would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Malaysia against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

 Our counsel has further advised us that there are currently no statutes, treaties, or other forms of reciprocity between the United States and Malaysia providing for the mutual recognition and enforcement of court judgments. Under Malaysian laws, a foreign judgment cannot be directly or summarily enforced in Malaysia. The judgment must first be recognized by a Malaysian court either under applicable Malaysian laws or in accordance with common law principles. For Malaysian courts to accept the jurisdiction for recognition of a foreign judgment, the foreign country where the judgment is made must be a reciprocating country expressly specified and listed in the Reciprocal Enforcement of Judgments Act 1958 and Maintenance Orders (Facilities for Enforcement) Act 1949. As the United States is not one of the countries specified under the statutory regime where a foreign judgment can be recognized and enforced in Malaysia, a judgment obtained in the United States must be enforced by commencing fresh proceedings in a Malaysian court. The requirements for a foreign judgment to be recognized and enforceable in Malaysia must fulfill certain conditions, which includes the following: (i) the judgment must be a monetary judgment; (ii) the foreign court must have had jurisdiction accepted by a Malaysian court; (iii) the judgment was not obtained by fraud; (iv) the enforcement of the judgment must not contravene public policy in Malaysia; (v) the proceedings in which the judgment was obtained were not opposed to natural justice,

Anti-Money Laundering

In order to comply with legislation or regulations aimed at the prevention of money laundering, the Company is required to adopt and maintain anti-money laundering procedures, and may require members to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted, and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The registration statements, reports and other information so filed can be obtained electronically by means of the SEC’s website at http://www.sec.gov. Such statements, reports and information will also be available on our website at http://www.___________.com. The information on those websites is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

WHITE KNIGHTS ALLIANCE CAPITAL CORP.

FINANCIAL REPORT

At September 30, 2025

For the Period from April 11, 2025 (inception) to September 30, 2025

WHITE KNIGHTS ALLIANCE CAPITAL CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Director and Shareholders of
White Knights Alliance Capital Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of White Knights Alliance Capital Corporation (the Company) as of and for the period from April 11, 2025 (inception) to the period ended September 30, 2025, and the related statement of operations, statement of changes in shareholders’ deficit, and statement of cash flows for the period from April 11, 2025 (inception) to the period ended September 30, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of period ended September 30, 2025, and the results of its operations and its cash flows for the period from April 11, 2025 (inception) to the period ended September 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred net losses of $11,045 for the period from April 11, 2025 (inception) to September 30, 2025, and had a shareholders’ deficit of $11,131 as of September 30, 2025. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on factors including the success of its development efforts and its ability to raise additional capital, for which there is no assurance of availability. Management’s evaluation of these conditions and its plans regarding this matter are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2025.

Diamond Bar, California

December 29, 2025

WHITE KNIGHTS ALLIANCE CAPITAL CORP.

BALANCE SHEET

September 30, 2025
ASSETS

Total Assets	$-

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accrued expenses	$8,874
Due to related parties (Note 5)	2,257
Total Current Liabilities	11,131

Total Liabilities	11,131

Commitments and Contingencies (Note 8)	-

Shareholders’ Deficit:

Class A Share, par value $0.0001, 245,000,000 shares authorized; 100 shares issued and outstanding as of September 30, 2025*	-
Additional paid-in capital	1
Accumulated deficit	(11,045)
Accumulated other comprehensive loss	(87)
Total Shareholders’ Deficit	(11,131)
Total Liabilities and Shareholders’ Deficit	$-

*	On December 21, 2025, the Company amended its Articles of Association to change its capital structure., we retrospectively reflect the changes here, see more detail in Note 9-Subsequent Events.

The accompanying notes are an integral part of these financial statements.

WHITE KNIGHTS ALLIANCE CAPITAL CORP.

STATEMENT OF OPERATIONS

For the Period from April 11, 2025 (inception) to September 30, 2025

Operating Expenses
Incorporation expenses	2,396
Professional fees	1,761
Office expenses	1,630
Traveling expenses	5,258
Total Operation Expenses	11,045

Loss from Operations	(11,045)

Loss before Provision for Income Tax	(11,045)

Provision for Income Tax	-

Net Loss	$(11,045)

Other comprehensive income (loss)	(87)
Total comprehensive income (loss)	$(11,132)

Basic and Diluted Loss per Share	$(110)

Weighted average shares outstanding - Basic and Diluted	100

The accompanying notes are an integral part of these financial statements.

WHITE KNIGHTS ALLIANCE CAPITAL CORP.

STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT

					Accumulated
	Class A Share*		Additional		Other	Total
	$0.0001 Par Value		Paid-in	Accumulated	Comprehensive	Shareholders’
	Shares	Amount	Capital	Deficit	Loss	Deficit
Balances at April 11, 2025 (inception)	-	$-	$-	$-	$-	$-

Issuance of common stock	100	-	1	-	-	1

Net loss	-	-	-	(11,045)	-	(11,045)

Other comprehensive income (loss)	-	-	-		(87)	(87)
Balances at September 30, 2025	100	$-	$1	$(11,045)	$(87)	$(11,131)

*	On December 21, 2025, the Company amended its Articles of Association to change its capital structure. We retrospectively reflect the changes here, see more detail in Note 9-Subsequent Events

The accompanying notes are an integral part of these financial statements.

WHITE KNIGHTS ALLIANCE CAPITAL CORP.

STATEMENT OF CASH FLOWS

For the Period from
April 11, 2025 (inception) to
September 30,
2025
Cash Flows from Operating Activities

Net loss	$(11,045)
Adjustments to reconcile net loss
Changes in operating assets and liabilities
Accrued expenses	8,874
Due to related parties	2,257
Net cash provided by operating activities	86

Cash Flows from Investing Activities
Net cash provided (used) by investing activities	-

Cash Flows from Financing Activities

Issuance of common stock	1
Net cash provided by financing activities	1

Effect on changes in foreign exchange rate	(87)
Increase (decrease) in cash	-
Cash at beginning of period	-
Cash at end of period	$-

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$-
Income tax	$-

The accompanying notes are an integral part of these financial statements.

WHITE KNIGHTS ALLIANCE CAPITAL CORP.

NOTES TO FINANCIAL STATEMENTS

Note 1-	ORGANIZATION AND BUSINESS BACKGROUND

White Knights Alliance Capital Corp., ( the “Company” or “White Knights”) was incorporated in the Cayman Islands on April 11, 2025 under the name W Straits Group Limited, which was subsequently changed to White Knights Alliance Capital Corp. on July 9, 2025. The Company plans to engage in the business of providing financial services.

Note 2-	GOING CONCERN

The financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred net losses of $11,045 for the period from April 11, 2025 (inception) to September 30, 2025, and the Company had shareholder’s deficit of $11,131 as of September 30, 2025. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of our development efforts and our efforts to raise capital. Management also believes the Company needs to raise additional capital for working purposes. There is no assurance that such financing will be available in the future. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3-	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

WHITE KNIGHTS ALLIANCE CAPITAL CORP.

NOTES TO FINANCIAL STATEMENTS

Note 3-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translation

The accompanying financial statements are presented in United States dollar (“USD”), which is the reporting currency of the Company. The functional currency of the Company is Malaysian Ringgit (“MYR”).

The Company maintains the books and record in the functional currency. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is the United States Dollars (“US$”), and the accompanying financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translation of Financial Statements”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements are recorded as a separate component of accumulated other comprehensive gain (loss) within the statements of changes in shareholders’ deficit.

The exchange rates used for foreign currency translation were as follows:

USD$1 = MYR

Period Covered	Balance Sheet Date Rates	Average Rates

April 11, 2025 through September 30, 2025	4.2200	4.2525

Statements of Cash Flows

In accordance with FASB ASC 830-230, “Statement of Cash Flows”, cash flows from the Company’s operations is calculated based upon the functional currency. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

WHITE KNIGHTS ALLIANCE CAPITAL CORP.

NOTES TO FINANCIAL STATEMENTS

Note 3-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of Credit Risk

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions. Deposits held with banks may not be insured or exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

Related Parties

The Company adopted FASB ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments that are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

Fair Value of Measurements

The Company adopted FASB ASC 820 “Fair Value Measurements,” which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Additionally, the inputs used to measure fair value are prioritized based on a three-level hierarchy. This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1:	Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2:	Input other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company.

Level 3:	Unobservable inputs. Unobservable inputs reflect the assumptions that the Company develops based on available information about what market participants would use in valuing the asset or liability.

An asset or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Availability of observable inputs can vary and is affected by a variety of factors. The Company uses judgment in determining fair value of assets and liabilities, and Level 3 assets and liabilities involve greater judgment than Level 1 and Level 2 assets or liabilities.

As of the balance sheet date, the carrying values of accrued expenses and due to related parties approximated at their fair values due to the short-term nature of these financial instruments.

WHITE KNIGHTS ALLIANCE CAPITAL CORP.

NOTES TO FINANCIAL STATEMENTS

Note 3-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising Costs

The Company expenses advertising costs as incurred or the first time the advertising takes place, whichever is earlier, in accordance with the FASB ASC 720-35, “Advertising Costs.” The advertising costs were immaterial for the period from April 11, 2025 (inception) to September 30, 2025.

Comprehensive Income

FASB ASC 220, “Comprehensive Income,” establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statements of changes in owners’ equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

Segment Reporting

FASB ASC 820, “Segments Reporting,” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company currently operates in one principal business segment.

Earnings (Loss) Per Share

The Company reports earnings per share in accordance with FASB ASC 260, “Earnings Per Share,” which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There are no potentially dilutive securities outstanding (options and warrants) for the period from April 11, 2025 (inception) to September 30, 2025.

WHITE KNIGHTS ALLIANCE CAPITAL CORP.

NOTES TO FINANCIAL STATEMENTS

Note 3-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for income tax in accordance with FASB ASC 740-10-25, which requires the asset and liability approach for financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company has accumulated deficit in its operation. Because there is no certainty that we will realize taxable income in the future, we did no record any deferred tax benefit as a result of these losses.

The Company adopted FASB ASC 740-10-30, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The FASB guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The FASB guidance also provides guidance on de-recognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition. In accordance with the FASB guidance, the Company performed a self-assessment and concluded that there were no significant uncertain tax positions requiring recognition in its financial statements.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position, or cash flow.

Note 4-	ACCRUED EXPENSES

Accrued expenses primarily consisted of travel expenses. As of September 30, 2025, the balance was $8,874.

WHITE KNIGHTS ALLIANCE CAPITAL CORP.

NOTES TO FINANCIAL STATEMENTS

Note 5-	DUE TO RELATED PARTIES

Since Company did not have a bank account, the related parties have funded the Company’s operations since its inception. These advances from the major shareholder are unsecured, non-interest bearing and payable on demand. There are no written agreements for these advances. The amount paid by the related parties and the balance due to the related parties follow,

The Company had transactions with the following related parties:

Name of Related Party	Nature of Relationship
Mr. Ting Teck Sheng	CEO of the Company
Richwood Ventures Berhad	Our CEO, Ting Teck Sheng, is the majority shareholder and director

The amounted paid by the related parties and the balance due to the related parties consist of the following

Name of Related Party	Amount paid in the period from April 11, 2025 (inception) to September 30, 2025	Balance due as of September 30, 2025

Mr. Ting Teck Sheng, CEO	$721	$721
Richwood Ventures Berhad	1,536	1,536
Total	$2,257	$2,257

Note 6-	SHARE CAPITAL

Authorized Capital

On April 11, 2025 (inception), the Company is authorized to issue 5,000,000 shares of common stock, par value $0.01 per share.

On December 21, 2025, the Company amended its articles of association, pursuant to which its authorized share capital was redesignated from US$50,000 divided into 500,000,000 shares with a par value of US$0.0001 per share to US$50,000 divided into (i) 245,000,000 Class A Shares with a par value of US$0.0001 per share, (ii) 245,000,000 Class B Shares with a par value of US$0.0001 per share, (iii) 5,000,000 Preference A Shares with a par value of US$0.0001 per share, and (iv) 5,000,000 Preference B Shares with a par value of US$0.0001 per share.

Holders of Class A Shares are entitled to two votes per share, holders of Class B Shares are entitled to one vote per share, and holders of Preference A Shares are entitled to fifty votes per share. Preference B Shares have no designated rights or privileges at this time, and any such rights or privileges may be established in the future at the discretion of the Company’s Board of Directors.

Each Preference A Share shall be convertible, at the option of the holder thereof, at any time into such number of fully paid and non-assessable Class A Shares at an initial Conversion Rate of 1:1.

Issuance of Common Stock

On April 11, 2025 (inception), one share of common stock was issued for $1.00. In connection with the foregoing amendment, on December 21, 2025, the Board of Directors approved the subdivision of the Company’s sole outstanding share with a par value of US$0.01 into 100 Class A Shares with a par value of US$0.0001 per share.

On December 22, 2025, the Company issued an aggregate of 29,999,900 Class A Shares, 30,000,000 Class B Shares, and 50,000 Preference A Shares, all at a par value of US$0.0001 per share, for total consideration of US$6,005, to Mr. Ting, the Company’s Chief Executive Officer and Chief Financial Officer, as compensation for services rendered to the Company for the three months ended December 31, 2025

WHITE KNIGHTS ALLIANCE CAPITAL CORP.

NOTES TO FINANCIAL STATEMENTS

Note 7-	OFFICE RENTAL EXPENSE

From time to time, our sole director provide office space to us for free. However, we have not reached a formal lease agreement with any officer as of the date of this filing. The office rental expense were $0 for the period from April 11, 2025 (inception) to September 30, 2025.

Note 8-	COMMITMENTS AND CONTINGENCIES

The Company adopted ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Note 9-	SUBSEQUENT EVENTS

On December 21, 2025, the Company amended its articles of association, pursuant to which its authorized share capital was redesignated from US$50,000 divided into 500,000,000 shares with a par value of US$0.0001 per share to US$50,000 divided into (i) 245,000,000 Class A Shares with a par value of US$0.0001 per share, (ii) 245,000,000 Class B Shares with a par value of US$0.0001 per share, (iii) 5,000,000 Preference A Shares with a par value of US$0.0001 per share, and (iv) 5,000,000 Preference B Shares with a par value of US$0.0001 per share.

Holders of Class A Shares are entitled to two votes per share, holders of Class B Shares are entitled to one vote per share, and holders of Preference A Shares are entitled to fifty votes per share. Preference B Shares have no designated rights or privileges at this time, and any such rights or privileges may be established in the future at the discretion of the Company’s Board of Directors.

In connection with the foregoing amendment, on December 21, 2025, the Board of Directors approved the subdivision of the Company’s sole outstanding share with a par value of US$0.01 into 100 Class A Shares with a par value of US$0.0001 per share.

On December 22, 2025, the Company issued an aggregate of 29,999,900 Class A Shares, 30,000,000 Class B Shares, and 50,000 Preference A Shares, all at a par value of US$0.0001 per share, for total consideration of US$6,005, to Mr. Ting, the Company’s Chief Executive Officer and Chief Financial Officer.

2,000,000 Class A Ordinary Shares

PRELIMINARY PROSPECTUS

            , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.  Indemnification of Directors.

Our Amended and Restated Memorandum and Articles of Association will empower us to indemnify our directors against certain liabilities they incur by reason of their being a director of our Company.

Item 7.  Recent Sales of Unregistered Securities.

The following is a summary of our share issuances since incorporation:

On April 11, 2025, we issued 1 Class A share to our founder (our chief executive officer and director), converted into 100 Class A shares due to a capitalization reorganization by the Company.

On December 22, 2025 we issued 29,999,900 Class A shares to our founder for services rendered.

On December 22, 2025 we issued 30,000,000 Class B shares to our founder for services rendered.

On December 22, 2025, we issue 50,000 Class A Preference shares to our founder for services rendered.

Item 8.  Exhibits and Financial Statement Schedules.

(a)	The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9.  Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the act if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBITS

Description

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1*	Certification of Incorporation, dated April 11, 2025
3.2*	Certification of Incorporation on Change of Name, dated July 9, 2025
3.3*	Amended and Restated Memorandum and Articles of Association, dated December 21, 2025
4.1**	Specimen certificate evidencing Ordinary Shares
5.1**	Opinion of Carey Olsen regarding the validity of the Ordinary Shares being registered
21.1*	List of Subsidiaries
23.1*	Consent of TAAD LLP, an independent registered public accounting firm
23.2**	Consent of Carey Olsen (included in Exhibit 5.1)
107*	Filing Fee Table

*	Filed herewith

**	To be filed by amendment

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the F-1 Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malaysia, on December 29, 2025.

WHITE KNIGHTS ALLIANCE CAPITAL CORP.

By:	/s/ Ting Teck Sheng
Name:	Ting Teck Sheng
Title:	Chief Executive Officer, Chief Financial Officer, Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ting Teck Sheng	Chief Executive Officer, Chief Financial Officer, Director	December 29, 2025
Name: Ting Teck Sheng	(Principal Executive Officer, (Principal Financial and Accounting Officer)